                                                                    EXHIBIT 10.8


                               CHESTNUT BAY LLC,

                    a California limited liability company
                                   Landlord



                                      and



                          KANA COMMUNICATIONS, INC.,
                           a California corporation
                                    Tenant


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                              OFFICE / R&D LEASE

--------------------------------------------------------------------------------


                                     Dated


                                 June 18, 1999

                              OFFICE / R&D LEASE


                               Table of Contents


Summary of Terms
Recitals
Section 1.     Lease of Premises
Section 2.     Term of Lease
Section 3.     Intentionally Deleted
Section 4.     Possession; Delay in Delivery of Possession
Section 5.     Rent
Section 6.     Use
Section 7.     Utilities
Section 8.     Taxes
Section 9.     Condition of Premises
Section 10.    Repairs and Maintenance
Section 11.    Alterations
Section 12.    Entry
Section 13.    Surrender of Premises; Holding Over
Section 14.    Indemnity
Section 15.    Insurance
Section 16.    Trade Fixtures
Section 17.    Communications Cables
Section 18.    Signs
Section 19.    Damage and Destruction
Section 20.    Condemnation
Section 21.    Assignment and Subletting
Section 22.    Default
Section 23.    Remedies
Section 24.    Late Charge
Section 25.    Default Interest
Section 26.    Waiver
Section 27.    Estoppel Certificates
Section 28.    Attorney Fees
Section 29.    Security for Tenant's Obligations
Section 30.    Authority
Section 31.    Notices
Section 32.    Heirs and Successors
Section 33.    Partial Invalidity
Section 34.    Entire Agreement
Section 35.    Time of Essence
Section 36.    Amounts Deemed Rent
Section 37.    Amendments
Section 38.    Subordination, Nondisturbance and Attornment
Section 39.    Merger

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Section 40.    Right of Relocation (Intentionally Deleted)
Section 41.    Options to Extend Term
Section 42.    Determination of Monthly Rent for Extension Term
Section 43.    Improvements
Section 44.    Environmental Provisions
Section 45.    Publicity
Section 46.    Easements
Section 47.    Covenants and Conditions
Section 48.    Recordation
Section 49.    Intentionally Deleted
Section 50.    Security Measures
Section 51.    Brokers
Section 52.    Liability of Landlord
Section 53.    Parking
Section 54    Offer
Section 55.    Governing Law

Schedule of Exhibits


Exhibit A.     Legal Description of Property
Exhibit B.     Description of Premises
Exhibit C.     Work Letter Agreement
Exhibit D.     Commencement Date Memorandum
Exhibit E.     Operating Expense Exclusions
Exhibit I.     Environmental Documents
Exhibit S      Subordination, Attornment and Non-Disturbance Agreement

                               SUMMARY OF TERMS


Date: June 18, 1999

Landlord: Chestnut Bay LLC, a California limited liability company

Tenant: Kana Communications, Inc., a California corporation

Guarantor: N/A

Premises: The two story office, research and development building located at 740 Bay Road, Redwood City, the floor plans for which are shown in attached Exhibit B.

Rentable Area of Premises: approximately 60,985 rentable square feet

Section 2. Estimated Commencement Date ("Estimated Commencement Date"): October 1, 1999

Section 2. Lease Term: Seven (7) years

Section 5. Monthly Rent:
--------------------------------------------------------------------------------
Lease Months                                Monthly Base Rent

1-12                                        $158,561
13-24                                       $164,111
25-36                                       $169,855
37-48                                       $175,799
49-60                                       $181,952
60-72                                       $188,321
72-84                                       $194,912
--------------------------------------------------------------------------------

Section 5.  Advance Rent: $158,561


Section 29. Letter of Credit Security: $1,400,000, subject to reduction pursuant to the provisions of Section 29(b) below


Section 29. Security Deposit: $158,561

Section 31. Tenant's Address for Notices:

--------------------------------------------------------------------------------
Prior to the Commencement Date:             After the Commencement Date:

Kana Communications, Inc.                   Kana Communications, Inc.
87 Encina Ave                               740 Bay Road
Palo Alto, Ca 94301                         Redwood City, California
Att. Mark Gainey                            Att. Mark Gainey

--------------------------------------------------------------------------------

Section 31. Landlord's Address for Notices:

--------------------------------------------------------------------------------
                                            With copy to:
Chestnut Bay LLC
c/o The Nicholson Company                   Mackenzie & Albritton
75 Cristich Lane                            One Post Street, Suite 500
Campbell, California                        San Francisco, CA 94104
Attn: Mike Newbro                           Attn: Paul Albritton, Esq.

--------------------------------------------------------------------------------

Section 51. Broker: CB Richard Ellis, Inc., exclusively representing Landlord ("Landlord Broker") and Colliers International exclusively representing Tenant ("Tenant Broker").

Section 54. Parking Spaces: 201 non-exclusive spaces

The foregoing Summary of Terms is made primarily for the benefit of Landlord and is not a part of this Lease. In the event of any conflict between any information shown on this Summary and the Lease, the latter shall control.

                      OFFICE/RESEARCH & DEVELOPMENT LEASE


THIS OFFICE/R&D LEASE (Lease) is entered into as of June 18, 1999 by and between CHESTNUT BAY LLC, a California limited liability company (Landlord) and Kana Communications, Inc., a Delaware corporation (Tenant).


                                    RECITALS


A. Landlord is owner of that certain two story building consisting of approximately 60,985 rentable square feet and improvements (collectively, the "Building") located at 740 Bay Road, Redwood City, California, in the County of San Mateo (the "Property") as more particularly described in Exhibit A attached hereto and incorporated herein.

B. Tenant desires to lease from Landlord and Landlord desires to lease to Tenant the Building, the floor plans for which are shown on Exhibit B attached hereto and incorporated herein (the "Premises"), which Premises constitute approximately Sixty Thousand Nine Hundred Eighty-five (60,985) rentable square feet.

C. Landlord desires to lease to Tenant and Tenant desires to lease from Landlord the Premises on the terms and conditions contained in this Lease.

     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Section 1. Lease of Premises. Landlord leases to Tenant and Tenant leases from Landlord the Premises on the terms and conditions contained in this Lease.

Section 2. Term.

(a) Commencement Date. The Term of this Lease will commence ("Commencement Date") on the earliest of the following dates:

(i) the date on which Tenant takes possession of all or a portion of the Premises for the conduct of Tenant's business therein;

(ii) the date on which the Premises would have been Ready for Occupancy (defined in Exhibit C) but for Tenant Delays (defined in Exhibit C); or

(iii) the date on which the Improvements (defined in Exhibit C) are Ready for Occupancy.

The Term of the Lease will continue for the period of time specified as the Term or until this Lease is terminated as otherwise provided for in the Lease.

(b) Commencement Date Memorandum. Following the Commencement Date, Tenant shall execute and deliver to Landlord a memorandum of the Commencement Date in the form of attached Exhibit D ("Commencement Date Memorandum"). The Commencement Date Memorandum must acknowledge: (i) the Commencement Date; and (ii) Tenant's acceptance of the Premises.

Section 3. Intentionally Deleted.

Section 4. Possession; Delay in Delivery of Possession.

(a) Subject to Landlord's Contractor's warranties set forth in Section 4.04 of Exhibit C, the completion of Punch List Items as set forth therein and the correction of any latent defects identified by Tenant in writing within the first twelve (12) months following the substantial completion thereof by Landlord's Contractor (not the result of Tenant Alterations or Tenant's Architect's design defects), as of the Commencement Date, Tenant shall accept possession of the Premises in its existing as is condition, including, but not limited to, all patent and latent defects and subject to all applicable laws, ordinances, and regulations governing and regulating the use of the Property and/or the Premises and any recorded covenants, conditions, restrictions, easements, licenses, or right of ways.

(b) If Landlord, for any mason whatsoever, cannot deliver possession of the Premises to Tenant on or before the Estimated Commencement Date as it may be extended by any Unavoidable Delays and Tenant Delays (defined in Exhibit C) this Lease shall not be void or voidable and no obligation of Tenant shall be affected thereby, and neither Landlord nor Landlord's agents shall be liable to Tenant for any loss or damage resulting therefrom.

Section 5. Rent.

(a) Tenant agrees to pay monthly rent ("Monthly Rent") during the Lease Term in the amounts set forth in the Summary of Terms. Rent shall be payable without deduction, offset, abatement, prior notice or demand, except as may otherwise provided herein.

(b) The Monthly Rent shall be payable in advance on the first day of each month at Landlord's address as provided herein or at such other address that Landlord may from time to time designate by written notice to Tenant. In the event that the Term commences on a date other than the first day of a calendar month, then on the date of commencement of the Term, Tenant shall pay to Landlord as Monthly Rent for the period from such date of commencement to the first day of the next succeeding calendar month that proportion of the first month's Monthly Rent due hereunder which the number of days between such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). In the event that the Term for any reason ends on a date other than the last day of a calendar month, then on the first day of the last partial calendar month of such term, Tenant shall pay to Landlord as Monthly Rent for the period from said first day of said last partial calendar month to and including the last day of the Term that proportion of that Monthly Rent then due hereunder which the number of days between said first day of said last partial calendar month and the last day of the term hereof bears to thirty (30).

(c) Upon execution of this Lease, Tenant shall pay One Hundred Fifty Eight Thousand Five Hundred Sixty-one Dollars ($158,561), which amount shall be applied toward the first payment of Monthly Rent due hereunder.

(d)  Intentionally Deleted.

(e) In addition to Monthly Rent, Tenant shall pay to Landlord as additional rent, which shall be solely calculated and determined by Landlord, the following:


(i)   Taxes relating to the Property as set forth in Section 8 hereof;

(ii) Insurance premiums relating to the Property, as set forth in Section 15 hereof;


(iii) All maintenance, repair and replacement expenses relating to the Property as set forth in Section 10 hereof and any deductibles or uninsured restoration costs incurred under Section 19 hereof (provided if any such cost is based in part on property unrelated to the Premises (including adjacent real property owned by Landlord) then only that part of such cost that is fairly allocable to the Premises shall be included in operating expenses);

(iv) Any other operating expenses incurred by Landlord in the operation of the Property including Landlord's management fee subject to the limitations set forth in Exhibit E;

(v) All charges, costs, expenses, and other amounts which Tenant is required to pay hereunder, together with all interest, late charges, penalties, costs and expenses, including, without limitation, reasonable attorneys fees, legal and accounting expenses, collection costs, and court costs, that may accrue thereto or be incurred in the event of Tenant's default, refusal, or failure to pay such amounts, and all damages, costs, and expenses, including, but not limited to, reasonable attorneys fees, which Landlord may incur by reason of any default by Tenant or failure on Tenant's part to comply with the terms of this Lease. Amounts due from Tenant pursuant to Subsections 5(e)(i-v) above are collectively referred to herein as the Operating Expenses.

(f) The Operating Expenses shall be paid as follows. Prior to the commencement of each year of the Term or as soon thereafter as practicable, Landlord shall give Tenant notice of its estimate of the Operating Expenses for the ensuing year of the Term. On or before the first day of each month during the ensuing year of the Term, Tenant shall pay to Landlord 1/12 of such estimated amount, provided that if such a notice is not given prior to the commencement of the ensuing year of the Term, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such notice is given. If at any time or times it appears to Landlord that the actual Operating Expenses for the current year of the Term will vary from its estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for such year, and subsequent monthly payments by Tenant for such year shall be based on such revised estimate. Landlord's estimate of Operating Expenses for the first partial year of the Lease Term is Twenty Thousand Eighty Four Dollars ($20,125) per month.

(g) Within ninety (90) days after the close of each calendar year of the Term or as soon after such 90-day period as practicable, Landlord shall deliver to Tenant (i) a statement of the Operating Expenses for such calendar year showing in reasonable detail the actual Operating Expenses incurred by Landlord, certified by Landlord, which certified statement shall be final and binding upon Landlord and Tenant, subject only to Tenant's Section 5(h) review, and (ii) a statement of the payments made by Tenant under Section 5(f) above for such year. If on the basis of such statements Tenant owes an amount that is less than the estimated Operating Expenses for such year previously made by Tenant, Landlord at its election shall either promptly refund the amount of the overpayment to Tenant or credit such excess against Tenant's subsequent obligations to Estimated Operating Expenses, provided that if such excess is discovered upon the expiration of the Lease Term, it shall be paid over to Tenant within thirty
(30) days of discovery thereof by Landlord. If on the basis of such statements Tenant owes an amount that is more than the estimated Operating Expenses for such year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statements.

(h) If Tenant disputes the amount of Additional Rent stated in the statement, Tenant may designate, within ninety (90) days after receipt of that statement, an independent certified public accountant reasonably approved by Landlord to audit Landlord's records. Tenant is not entitled to request that audit however, if Tenant is then in monetary default under this Lease beyond any applicable notice and cure period. The accountant must be a member of a nationally recognized accounting firm and must not charge a fee based on the amount of Additional Rent that the accountant is able to save Tenant by the audit. Tenant must give reasonable notice to Landlord of the request for audit and the audit must be conducted in Landlord's offices at a reasonable time or times. The operating expenses shall be appropriately adjusted on the basis of such audit following certification by Tenant's accountant. If Tenant discovers an excess of five percent (5%) or greater in the Operating Expenses charged to Tenant, then in addition to such discrepancy amount Landlord shall pay the cost of Tenant's accountant's review.

(i) At Landlord's election, Tenant shall pay to Landlord, within thirty (30) days after receipt of invoice(s) therefore, any present Operating Expense incurred by Landlord. If Tenant shall fail to pay any additional rent in accordance with the terms hereof, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of Monthly Rent.

Section 6. Use.

(a) Tenant will occupy and use the Premises for administrative offices, corporate sales (including customer seminars), research and development and related legal uses to the extent permitted under applicable zoning laws and for no other use. Tenant agrees not to use the Premises for any immoral or unlawful purpose. Tenant agrees that the Premises shall not in any case at any time be used for a day care facility, a school, a hospital, a medical center, a residence, the wholesale manufacture, processing, or distribution of food, food products, or food ingredients or a playground.

(b) Tenant shall not commit any acts on the Premises, nor use the Premises in any manner that will increase the existing rates for or cause the cancellation of any fire, liability, or other insurance policy insuring or hereinafter insuring the Premises or the improvements on the Premises. Tenant shall, at Tenant's sole cost and expense, comply with all requirements of Landlord's insurance carriers that are necessary for the continued maintenance at reasonable rates of fire and liability insurance policies on the Premises and the improvements on the Premises. However, if such compliance would result in capital repairs or improvements to the Property, Landlord shall have the right to effect such compliance and Tenant shall pay to Landlord the cost of such improvement amortized over the useful life of such repair or improvement as reasonably determined by Landlord, (which, in any case, shall not exceed the remainder of the Term for any repair to improvements unique to Tenant).

(c) Tenant shall not use the Premises for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance, either private or public, in, on or about the Premises. No sale by auction shall be permitted on the Premises. Tenant shall not place any loads upon the floors, walls or ceiling which might endanger or damage the structure; shall not place or spill, nor suffer to be released or spilled, any harmful substances or Hazardous Materials (defined herein) in the drainage system of the Building, nor on the Premises, the Building, or the Property; and shall not overload any electrical, mechanical, plumbing, sprinkler, or other systems. No waste materials or refuse shall be permitted to remain on any part of the Premises or outside of the Building in which the Premises are a part, except in trash container(s) placed inside exterior enclosures approved by Landlord for that purpose, or inside of the Building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored or permitted to remain on the roof (other than air conditioning units and antenna installations approved by Landlord) nor outside the Premises. Tenant shall not place anything or allow anything to be placed near any window or door which may appear unsightly from outside the Premises. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant covenants and agrees Tenant shall not be entitled to any reduction of rent hereunder nor shall Landlord have any liability to Tenant because of diminution of right, air or view by any structure which may be hereafter erected (whether or not by Landlord), by the use of the Building by other occupants, or by the use of neighboring buildings or areas by others. Tenant shall comply with any covenant, condition or restriction affecting the Premises, which covenant, condition or restriction is of record as of the date of this Lease or, as to covenants, conditions or restrictions not of record as of the date of this Lease, only such covenants, conditions or restrictions which do not materially and adversely affect the Tenant's occupancy or use of the Premises. The provisions of this Section are for the benefit of Landlord only and shall not be construed to be for the benefit of any other person, or occupant of the Premises.

(d) Except as otherwise provided in Section 6(e) and following Tenant's acceptance of delivery of the Premises under Exhibit C, Tenant shall, thereafter, at Tenant's sole cost, promptly comply with all laws, statutes, ordinances, roles, regulations, orders, recorded covenants and restrictions, and requirements of all municipal, state, and federal authorities now or later in force, including, but not limited to, all provisions of the Americans with Disabilities Act (the ADA), all seismic and other earthquake protection measures being required by any governmental entity with regard to the Premises, any requirements of Title 24 of the California Code of Regulations, the requirements of any board of fire underwriters or other similar body now or in the future constituted, and the direction or occupancy certificate issued by public officers (collectively, the Legal Requirements), insofar as they relate to the condition, use, or occupancy of the Premises, the construction of any Alterations (as hereinafter defined). If Tenant's compliance with Legal Requirements results in capital repairs or improvements to the Property, Landlord shall effect such compliance and Tenant shall pay to Landlord the cost of such improvement. The judgment of any court of competent jurisdiction or the admission of Tenant in any action or proceeding against Tenant that Tenant has violated any Legal Requirement in the condition, use, or occupancy of the Premises, will be conclusive of that fact as between Landlord and Tenant. Notwithstanding anything to the contrary herein, in no event shall Tenant be required to perform or pay for alterations to the Base Building Improvements that are of a capital or structural nature and are required by Legal Requirements in effect prior to the Commencement Date unless such changes are required either because of alterations voluntarily made to the Premises by Tenant or due to Tenant's particular use of the Premises (as opposed to industrial uses generally).

(e) Except in such circumstances where Tenant's compliance with Legal Requirements arises in connection with Tenant's special use of the Premises, the correction or remediation of a violation arising out of or in connection with the construction of Alterations done by or on behalf of Tenant or which violation arises out of or results from the actions of Tenant or any of Tenant's contractors, employees, licensees, invitees, or agents, Landlord shall be responsible for compliance with Legal Requirements to the extent that such compliance requires physical modifications to the foundation, roof, or structural walls of the Building.

Section 7. Utilities. Tenant shall pay promptly (as the same becomes due) directly to the entity or authority providing and/or billing the same (or reimburse the entity paying for the same, as the case may be), all charges for water, gas, electricity, telephone, telex and other electronic communication service, sewer service, waste and refuse collection, and any other utilities, materials, or services furnished directly or indirectly to, for the benefit of, and/or used by Tenant on or about the Premises during the Term, including, without limitation, any charges imposed after the Term commences. In the event such charges also apply jointly to other tenant(s) of Landlord where there is a common meter or common usage with other tenant(s), such charges shall be allocated to the Premises by square footage as reasonably calculated and determined solely by Landlord. In no event shall Landlord be liable for billings, payment, advancement of money for payment, or reimbursement to others for or with respect to any of the above services, materials, or charges, and Tenant shall not be entitled to any abatement or reduction of Rent nor any rights of constructive eviction or termination by reason of any interruption or failure of utilities, material, or services to the Premises during the Term, except and to the extent that such interruption or failure of utilities, material, or services to the Premises exceeds seven consecutive days and results from the active negligence or willful misconduct of Landlord or any of Landlord's constituent members, partners, agents, or employees.

Section 8. Taxes.

(a) Tenant shall, as additional rent, reimburse Landlord for all Taxes (as hereinafter defined) and increases in Taxes which result from reassessment of the Property due to changes in ownership thereof during the Term or which result from the reassessment of the Property due to the improvement thereof subsequent to the Commencement Date, and all installments of assessments that are due or become due from and after the Delivery Date and on or prior to the expiration or sooner termination of this Lease. As used herein the term Taxes shall mean and include (i) all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including, without limitation, all installments of principal and interest required to pay any general or special assessments of public improvements, and any increases resulting from reassessments caused by any change in ownership of the Premises or otherwise) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy, or use of: all or any portion of the Property (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein; any improvements located within the Premises (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Premises; and landscaping areas, walkways, Parking Lot (defined herein), parking areas, public utilities, or energy within the Premises; (ii) all charges, levies, or fees imposed by reason of environmental regulation or other governmental control of the Premises, provided however that Taxes shall not include any charges, levies, or fees imposed by reason of the Existing Environmental Conditions (defined herein); (iii) any and all permit, inspection, and license fees and other public charges of whatever nature that are assessed against the Property or arise because of the occupancy, use, or possession of the Property (including, but not limited to transit charges, traffic impact fees, housing fund assessments, open space charges, childcare fees, school fees, or any taxes on, or which shall be measured by, any rents or rental income, taxes on personal property, whether of Landlord (if used for the maintenance or operation of the Building) or Tenant); and (iv) all costs and fees (including reasonable attorney fees) incurred by Landlord or Tenant in reasonably contesting any Tax and in negotiation with public authorities as to any Tax. If at any time during the Term, the taxation or assessment of the Premises prevailing as of the Commencement Date shall be altered so that in lieu of or in addition to any Tax described above there shall be levied, assessed, or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge: (v) on the value, use, or occupancy of the Premises or Landlord's interest therein; (w) on or measured by the gross receipts, income, or rentals from the Premises; (x) on Landlord's business of leasing the Premises; (y) based on vehicular ownership, parking, employment, production, or the like; or (z) computed in any manner with respect to the operation of the Premises, then any such tax or charge, however, designated, shall be included within the meaning of the term Taxes for purposes of this Lease. If any Tax is based in part on property or rents unrelated to the Premises (including adjacent real property owned by Landlord) then only that part of such Tax that is fairly allocable to the

Premises shall be included within the meaning of the term Taxes. Notwithstanding the foregoing, the term Taxes shall not include and Tenant shall not be responsible for any taxes in the nature of estate, inheritance, transfer, gift, or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources.

(b) Tenant shall pay directly to the public authorities charged with the collection on or before the last day on which payment may be made without penalty or interest, as additional rent, all taxes, permit, inspection, and license fees, and other public charges of whatever nature that are assessed against personal property or trade fixtures owned by Tenant or others and/or placed by Tenant in or about the Premises, and any interest or penalties applicable thereto (if any) for non-payment or late payments, arising subsequent to the Commencement Date, and all installments of assessments that are due or become due from and after the Commencement Date and on or prior to the expiration or sooner termination of this Lease.

(c) All Taxes levied on the Premises for the tax year in which the Commencement Date falls shall be appropriately prorated between Landlord and Tenant, so that Tenant's obligation will reflect the portion of that tax year after the Commencement Date. Taxes levied on the Premises for the tax year in which the Termination Date occurs shall be similarly prorated between Landlord and Tenant to reflect the period of Tenant's possession of the Premises during that tax year.

(d) If Tenant has not paid any Tax required by this Lease to be paid by Tenant before its delinquency, or if a Tax is contested by Tenant and that Tax has not been paid within thirty (30) days after a final determination of the validity, legality, or amount of the Tax, then Landlord may, but shall not be required to, pay and discharge the Tax. If a Tax is paid by Landlord, the amount of that payment shall be due and payable to Landlord by Tenant with the next succeeding rental installment, and shall bear interest at the lesser of ten percent (10%) per annum or the highest rate allowed by law from the date of the payment by Landlord until repayment by Tenant.

(e) If any assessments for local improvements become a lien after the Commencement Date, Tenant shall pay only the installments of the assessments that become due and payable during the Term.

Section 9. Condition of Premises.

(a) Subject to Landlord's Contractor's warranties set forth in Section 4.04 of Exhibit C, latent defects identified by Tenant as provided in Section 4(a) and the completion of Punch List Items as set forth in Exhibit C, Tenant accepts the Premises, the Building and Improvements included in the Premises in their condition as of the Commencement Date and, except as otherwise may be set forth herein, without representation or warranty by Landlord as to the condition of such Premises or as to the use of occupancy which may be made thereof.

(b) Landlord represents, warrants and covenants that as of the date hereof it has good and marketable title to the Premises in fee simple and that the same is subject to no leases, tenancies, encumbrances, liens, defects in title or restrictions on the transfer of all or a part thereof that would materially and adversely affect Tenant's use or possession of the Premises. Landlord further covenants that there are no restrictive covenants which will prevent the Tenant from conducting the principally permitted business for the Premises under this Lease.

Section 10. Repairs and Maintenance.

(a) Tenant shall, at Tenant's sole expense, keep and maintain the Premises, including, without limitation, interior walls, roof membrane, heating, ventilation and air conditioning systems, operating systems, fire sprinklers, alarms, all windows (interior and exterior), window frames, plate glass and glazing, truck doors, plumbing systems (such as water and drain lines, sinks, toilets, faucets, drains, showers, and water fountains), electrical systems (such as panels, conduits, outlets, and lighting fixtures, including lamps, bulbs, tubes, and ballasts), heating and air conditioning systems (such as compressors, fans, air handlers, ducts, mixing boxes, thermostats, time clocks, supply and return grills), interior surfaces of the Premises, store fronts, down mechanisms, latches, locks, skylights (if any), fire extinguishing systems and equipment, and all other interior improvements of any nature whatsoever, that are part of the Premises. However, in no event shall Tenant's obligation to repair under this subsection extend to: (i) damage and repairs covered under any insurance policy carried by Landlord in connection with the Building; (ii) damage caused by any defects in the design, construction or materials of the Base Building Improvements, or construction of the Tenant Improvements in the Premises by Landlord's Contractor and covered under any warranties of Landlord's contractors; (iii) damage caused in whole or in part by the sole gross negligence or willful misconduct of Landlord or Landlord's agents, employees, invitees or licensees (provided Tenant shall contribute to the cost of any such repair the amount of any insurance proceeds received by Tenant for such damage from insurance proceeds carried pursuant to the terms of this Lease); or (iv) damage by fire and other casualties, or acts of governmental authorities, or acts of God and the elements except as provided in Section 19 and 20 herein, respectively. Tenant will keep such items in good, clean and first-class condition and repair, including, without limitation, through a janitorial service contract approved by Landlord, and by replacing such items as needed, and deliver to Landlord physical possession of the Premises at the termination of this Lease or any sooner expiration thereof, in good condition and repair, reasonable wear and tear excepted. All repairs and replacements required of Tenant shall be promptly made with new materials of like kind and quality. If the work affects the structural elements of the Premises or if the estimated cost of any item of repair or replacement is in excess of Ten Thousand Dollars ($10,000), Tenant shall first obtain Landlord's written approval of the scope of the work, the plans for the work, the materials to be used, and the contractor hired to perform the work, which approval shall not be unreasonably withheld or delayed. At Landlord's election, such maintenance responsibilities and charges shall be performed by Landlord and Tenant shall reimburse Landlord as additional rent the cost of such maintenance responsibilities and charges. If any of the above maintenance responsibilities jointly apply to Tenant and other tenant(s) of Landlord where there is common usage with other tenant(s) such additional rent shall be allocated to the Premises by square footage or other equitable basis as calculated and determined by Landlord.

(b) At Landlord's election, Tenant shall maintain a service contract for the maintenance of all heating, air conditioning, and ventilation equipment servicing the Premises with a licensed repair and maintenance contractor approved by Landlord, which approval shall not be unreasonably withheld or delayed. The contract should provide for periodic inspections and servicing of the heating, air conditioning, and ventilation equipment at least once every ninety (90) days during the term of the Lease.

(c) If at any time during the Term, including renewals or extensions thereof, Tenant fails to maintain the Premises beyond any applicable notice and cure period, make any repairs or replacements as required by this Section, or maintain service contracts required by this Section, Landlord shall have the right to, but shall not be required to, enter the Premises and perform the maintenance or make the repairs or replacements or enter into appropriate service contracts, as the case may be. Any sums expended by Landlord in so doing, together with interest at the lesser of ten percent (10%) per annum or the highest rate allowed by law, shall be deemed additional rent and shall be immediately due from Tenant on demand of Landlord.

(d) Tenant waives the provisions of Civil Code 1941 and 1942 and any other law that would require Landlord to maintain the Premises in a tenantable condition or would provide Tenant with the right to make repairs and deduct the cost of those repairs from the rent.

(e) Landlord shall maintain the building foundation, the exterior wall structure, and the roof structure of the Premises, load-bearing portions of interior walls of the Building, (excluding wall coverings, painting, glass, and doors). Except as set forth in Exhibit C, Landlord will not be required to make any, and Tenant shall be responsible for the cost of, any repair resulting from: any Alteration or modification to the Building or to mechanical equipment within the Building performed by, for, or because of Tenant or to special equipment or systems installed by, for, or because of Tenant; the installation, use, or operation of Tenant's property, fixtures, and equipment; the moving of Tenant's property in or out of the Building or in and about the Premises; Tenant's use or occupancy of the Premises in violation of Section 6 of this Lease or in the manner not contemplated by the parties at the time of the execution of this Lease; the acts or omissions of Tenant and Tenant's employees, agents, invitees, subtenants, licensees, or contractors (provided Landlord shall contribute to the cost of any such repair the amount of any insurance proceeds received by Landlord for such damage from insurance proceeds carded pursuant to the terms of this Lease); fire and other casualty, except as provided by Section 19 of this Lease; or condemnation, except as provided in
Section 20 of this Lease. Landlord shall have no obligation to make repairs under this Section until thirty (30) days after receipt of written notice from Tenant of the need for repairs after which Landlord shall diligently prosecute such repairs to completion. Tenant waives any right to repair at the expense of Landlord under any applicable governmental laws, ordinances, statutes, orders, or regulations now or later in effect.

(f) Landlord shall keep and maintain the areas exterior of the Building and all grounds and landscaping, sidewalks and the Parking Lot (defined herein) in good condition, and repair, including adjacent real property owned by Landlord (collectively, Exterior Maintenance). To the extent not included in Operating Expenses, upon Landlord's election, within ten (10) days after receipt of an invoice from Landlord, Tenant shall, as additional rent, reimburse Landlord for all extraordinary costs incurred by Landlord in such Exterior Maintenance which repair or maintenance arises out of or results from the actions of Tenant or any of Tenant's contractors, employees, licensees, invitees, or agents.

Section 11. Alterations.

(a) Tenant shall not make or allow any alterations, additions, or improvements to the Premises or any part of the Premises (collectively, Alterations), without Landlord's prior consent, which shall not be unreasonably withheld. Consent, however, may be conditioned on the receipt by, and approval of, Landlord of a set of plans and specifications for the alterations no later than ten (10) business days prior to the scheduled construction of the alterations as well as the use by Tenant of a contractor or contractors approved by Landlord, which approval shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, Landlord's consent shall not be required for any Alterations which do not affect the Building structure, Building systems, or penetrate the floor or ceiling of the Premises and which cost less than Twenty Thousand Dollars ($20,000) annually, provided each such Alteration is otherwise made in compliance with the terms of this Lease. Landlord may withhold approval of any contractor which does not meet the qualifications requirements of any Landlord lender; including the requirement that such contractor employ union labor in accordance with the Labor Covenant (contained in Exhibit S). The installation of furnishings, fixtures, equipment, or decorative improvements, none of which shall affect operating systems or the structure of the Premises shall not constitute Alterations. All Alterations and any furnishings, fixtures, equipment, or decorative improvements remaining on the Premises after the termination or earlier expiration of this Lease shall immediately become Landlord's property and, at the termination or earlier expiration of this Lease, shall remain on the Premises without compensation to Tenant. Provided Landlord identifies such Alterations for possible removal at the time of Landlord's initial approval for installation, and further provided Landlord subsequently elects by notice to Tenant to have Tenant remove same at the end of the Term, then Tenant shall cause such removal and/or restoration to be done at Tenant's sole cost and expense and Tenant shall restore the portions of the Premises subject to such removal to the condition of as of the Commencement Date of this Lease. If Landlord requires Tenant to remove any Alterations and any furnishings, fixtures, equipment, or decorative improvements and Tenant fails to cause such removal and/or restoration on or prior to the termination or other earlier expiration of this Lease, such failure shall be deemed a holdover under
Section 13(b) of this Lease, and in addition to any other damages owing Landlord under this Section, Tenant shall owe Holdover Rent (as hereinafter defined) for each and every day of such failure. All improvements, additions, alterations, and repairs and the removal and restoration thereof, if required under this Lease, shall be performed in accordance with all applicable laws and at Tenant's sole expense. Tenant will indemnify and defend Landlord for all liens, claims, or damages caused by remodeling, improvements, additions, alterations, and repairs and the removal and restoration thereof, if required under this Lease. The foregoing notwithstanding, nothing in this Section 11 shall require Tenant to remove the initial Tenant Improvements installed by Landlord in accordance with the Approved Tenant Improvement Drawings as set forth in Exhibit C.

(b) Before any contract or subcontract is let or other agreement executed for the performance of any service, or the furnishing of any materials, and before any work of any kind or nature is commenced on the construction of Alterations the total cost for which will exceed One Hundred Thousand Dollars ($100,000) per completed project, Tenant shall procure and deliver to Landlord a completion bond and a payment bond, both in form and substance satisfactory to Landlord, issued by reputable surety corporations or bonding corporations qualified to do business in California, guaranteeing or otherwise assuring Landlord that the construction of the Alterations will proceed to completion with due diligence, that the reconstruction, when completed, will be fully paid for, and that the Premises will remain free of all mechanics', laborers' or materialmen's liens or claimed liens on account of any services or materials furnished or labor or work performed in connection with the construction of the Alterations.

(c) At least five (5) business days before any construction commences or materials are delivered for any alterations that Tenant is making to the Premises, whether or not Landlord's consent is required, Tenant shall give written notice to Landlord as to when the construction is to commence or the materials are to be delivered. Landlord shall then have the right to post and maintain on the Premises any notices that are required to protect Landlord and Landlord's interest in the Premises from any liens for work and labor performed or materials furnished in making the alterations. It shall be Tenant's duty to keep the Premises free and clear of all liens, claims, and demands for work performed, materials furnished, or operations conducted on the Premises by or on behalf of Tenant. In the event that Tenant fails to provide Landlord with the notice required by this Section 11 (c), Landlord shall have the right to cause the cessation of such construction and shall have the further right to file notices of cessation and/or completion, so as to allow the Premises to be protected from mechanics' liens.

(d) Tenant will not at any time permit any mechanics', laborers', or materialmen's liens to stand against the Premises for any labor or material furnished to Tenant or claimed to have been furnished to Tenant or Tenant's agents, contractors, or subtenant's, in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction or sufferance of Tenant. Tenant shall have the right to contest the validity or amount of any lien or claimed lien, upon giving to Landlord a bond assuring that the lien or claimed lien will be paid, when and to the extent that the lien is finally determined to be valid and owing. On final determination of the lien or claim of lien, Tenant will immediately pay any final judgment rendered, with all property costs and charges, and shall have the lien released or judgment satisfied at Tenant's sole expense. If, within ten (10) days of the filing of any such lien, Tenant fails to pay or provide to Landlord a bond assuring that the lien or claimed lien will be paid, Landlord shall have the right, upon five (5) days' written notice to Tenant, to pay or bond over such lien, and take such actions as are necessary to have the lien released and prevent a judgment against the Premises or Property, and the amount paid by Landlord shall be immediately due and payable to Landlord, and shall bear interest at the lesser of ten percent (10%) per annum or the highest rate allowed by law from the date of payment by Landlord until repayment by Tenant.

Section 12. Entry.

(a) Landlord and its agents may enter the Premises at any reasonable time upon reasonable advance notice to Tenant, or immediately in the case of an emergency, for the purpose of (i) inspecting the Premises; (ii) posting notices of nonresponsibility; (iii) supplying any service to be provided by Landlord to Tenant; (iv) showing the Premises to prospective purchasers, mortgagees, or during the last six months of the term to prospective tenant's; (v) making necessary alterations, additions, or repairs as required by this Lease or to otherwise perform Landlord's duties under this Lease; (vi) determining whether Tenant is complying with the terms of this Lease; (vii) performing Tenant's obligations when Tenant has failed to do so after written notice from Landlord, if required by the terms of this Lease; (viii) placing on the Premises ordinary for sale signs or, during the last six (6) months of the Term, for lease signs;
(ix) doing of other lawful acts that may be necessary to protect Landlord's interest in the Premises under this Lease; and (x) responding to an emergency. Landlord shall conduct all of Landlord's activities on the Premises in a manner intended to cause the least possible interference with Tenant and Tenant's use of the Premises.

(b) Landlord shall have the right to use any means Landlord deems necessary and proper to enter the Premises in an emergency. Any entry into the Premises obtained by Landlord in accordance with this Section shall not be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises, nor shall such entry give rise to a claim for rent abatement.

Section 13. Surrender of Premises; Holding Over.

(a) Tenant agrees on the last day of the Term, or on the sooner termination of this Lease, to surrender the Premises, together with all alterations, additions, and improvements which may have been made in, to, or on the Premises (except moveable trade fixtures installed at the expense of Tenant and subject to Landlord's election under Section 11 (a), if any), promptly and peaceably to Landlord in good condition and repair (normal wear and tear excepted). If the Lease expires upon the expiration of the initial Lease Term (without exercise of any extension options) Tenant's surrender obligation shall include, without limitation: all interior walls freshly painted or cleaned so that they appear freshly painted; all tile floors cleaned and waxed; all carpets cleaned and shampooed; all broken, marred, stained or non-conforming acoustical ceiling tiles replaced; all windows washed inside; the air conditioning and heating systems serviced by a reputable and licensed service firm, left in good operating condition and repair as so certified to by such firm; the plumbing, electrical, and lighting systems left in good order and repair, including replacement of any burned out, discolored, or broken light bulbs, ballasts, or lenses. If Tenant fails to surrender the Premises at the end of the Term or other sooner termination of this Lease, then Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. No act of conduct of Landlord, whether consisting of the acceptance of the keys to the Premises, or otherwise, shall be deemed to be or constitute an acceptance of the surrender of the Premises by Tenant prior to the expiration of the Term hereof, and acceptance by Landlord of surrender by Tenant shall only flow from and must be evidenced by a written acknowledgment of acceptance of surrender signed by Landlord. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all existing subleases or operate as an assignment or attornment to Landlord of such subleases as Landlord may elect to retain. After the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge, and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operation in the State of California, to remove the cloud or encumbrance created by this Lease from the real property containing the Premises.

(b) At the end of the Term, or any extension, should Tenant hold over for any reason, it is agreed that in the absence of a written agreement to the contrary, that tenancy shall be at sufferance only and not a renewal of this Lease, nor an extension for any further term. Tenant shall pay, for each month or portion thereof of such holdover, Monthly Rent in an amount equal to one hundred fifty percent (150%) of the Monthly Rent payable for the month immediately prior to the end of the Term or any extension thereof thereafter (Holdover Rent) and such tenancy shall be subject to every other term, covenant, and condition in this Lease that is consistent with and not contrary to a tenancy at sufferance.

Section 14. Indemnity.

(a) Except to the extent caused by Landlord's active negligence or willful misconduct, Tenant agrees to indemnify, defend, and hold Landlord, and Landlord's employees, agents, constituent parties, members, shareholders, directors, lenders, affiliates and contractors harmless from all liability, penalties, losses, damages, costs, expenses, causes of action, claims, or judgments, including, but not limited to, attorney fees and costs, arising by reason of any death, bodily injury, personal injury, or property damage resulting from: (i) any cause occurring in or about or resulting from an occurrence in or about the Premises during the Term, (ii) act, work, or things done or permitted to be done or otherwise suffered, or any omission to act, in or about the Premises by Tenant or by any of Tenant's agents, subtenants, officers, directors, employees, contractors, licensees, or invitees, (iii) the negligence or willful misconduct of Tenant or Tenant's agents, subtenants, employees, invitees, licensees, contractors, and subcontractors, wherever it occurs, or (iv) an Event of Default by Tenant. The provisions of this Section 14(a) shall survive the expiration or sooner termination of this Lease.

(b) Except as otherwise provided in this Lease, Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of rent for any damage to Tenant's property or any injury to Tenant or any of Tenant's employees, agents, or invitees, or loss to Tenant's business arising out of any cause, other than Landlord's active gross negligence or willful misconduct, including, but not limited to, (i) the failure, interruption, or installation of any heating, air conditioning, or ventilation equipment; (ii) the failure, interruption, or installation of any fire sprinklers or alarms; (iii) the loss or interruption of any utility service; (iv) the failure to furnish or delay in furnishing any utilities or services; (v) the limitation, curtailment, rationing, or restriction on the use of water or electricity, gas or any other form of utility; (vi) vandalism, malicious mischief, or forcible entry by unauthorized persons or the criminal act of any person; or (vii) seepage, flooding, or other penetration of water into any portion of the Premises. The provisions of this Section 14(b) shall survive the expiration or sooner termination of this Lease. Notwithstanding anything herein to the contrary, Tenant shall not be deemed in any way to have waived any claims against Landlord based on the active gross negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors.

Section 15. Insurance.

(a) Landlord agrees at all times during the Term and during any extension thereof, to purchase and keep in force policy(ies) of insurance coveting: (i) loss or damage to the Premises by reason of fire (extended coverage), flood, systems breakdown and those perils included within the classification of all risks insurance (with sprinkler damage and other appropriate endorsements), which insurance shall be in the amount of the full replacement value of the Premises as determined by insurance company appraisers or Landlord's insurance agent; (ii) Landlord's liability insurance; and (iii) rental income insurance in the amount of one hundred (100%) percent of up to twelve (12) months' Monthly Rent (plus sums paid during such period as additional rent), and (iv) such other coverages as Landlord deems in Landlord's reasonable discretion to be customary and necessary for the Building, including earthquake coverage or as may be required by Landlord's lender having a first lien on the Premises. Such coverage shall exclude routine maintenance and repairs and incidental damage or destruction caused by accidents or vandalism for which Tenant is responsible under this Lease. Tenant agrees to pay Landlord as additional rent in accordance with Section 5(e) of this Lease Tenant's proportionate share of the cost of such insurance coverage which shall be allocated during the Term to the Premises by building square footage or other equitable basis as calculated and reasonably determined by Landlord. If the cost of such insurance is based in part on property unrelated to the Premises (including adjacent real property owned by Landlord) then only that part of such insurance premium that is fairly allocable to the Premises shall be included in Tenant's Operating Expenses. If such insurance cost is increased due to Tenant's particular use of the Premises, then Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for or with respect to the Premises, except for amounts specifically designated by the carrier as compensation for (i) tenant Alterations installed and paid for by Tenant; (ii) Tenant's furniture, fixtures, and equipment; or
(iii) Tenant's moving or relocation costs.

(b) At all times during the Lease Term and during any holdover period, Tenant, at its sole expense, shall procure and maintain the following types of insurance:

(i) General Liability and Workers' Compensation Insurance. Tenant shall, at Tenant's expense, obtain and keep in force during the Term of this Lease a policy of workers' compensation insurance and a policy of commercial general liability insurance with Broad Form Liability, and cross-liability endorsements, insuring Landlord and Tenant against any liability arising out of the use or occupancy of the Premises and all areas appurtenant thereto, including parking areas. Such insurance shall be in an amount satisfactory to Landlord of not less than $3,000,000 per occurrence and $3,000,000 annually in the aggregate for all claims. Such policy shall insure performance by Tenant of the indemnity provisions of Section 14 hereof.

(ii) Insurance for Tenant's Personal Property, Fixtures and Equipment. Tenant shall, at Tenant's expense, obtain and keep in force during the Term of this Lease an all risk insurance policy with a sprinkler damage endorsement for Tenant's personal property, inventory, alterations, fixtures, equipment, plate glass, and any Tenant non-standard leasehold improvements located on the Premises, in an amount not less than one hundred percent (100%) of their actual replacement value, providing coverage for risk of direct physical loss or damage, including sprinkler leakage, vandalism, and malicious mischief. The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair or replace the personal property, inventory, Alterations, fixtures, equipment, and leasehold improvements so insured. Provided such proceeds are applied as set forth in this Section 15(b)(ii), any insurance proceeds received by Tenant under such policy shall be the sole property of Tenant, and Landlord shall have no rights thereto.

(c) Each policy of insurance required to be carried by Tenant or Landlord shall be issued by a responsible insurance company authorized to do business in California with an A.M. Best rating of at least A-, or a higher rating if required by a lender having the first lien on the Premises, and shall be issued in the names of Landlord, Tenant, and any beneficiary under any deed of trust coveting the Premises, if required by the deed of trust, as their respective interests may appear. Tenant shall deliver a certificate for each insurance policy to Landlord with all relevant endorsements prior to Tenant occupancy of the Premises. Landlord shall deliver a certificate for each insurance policy to Tenant with all relevant endorsements upon written request. Each policy of insurance shall be primary and noncontributory with any policies carried by Landlord, to the extent obtainable, shall provide that any loss shall be payable notwithstanding any act or negligence of Landlord or any of Landlord's agents, employees, or contractors that might otherwise result in forfeiture of insurance, shall contain a cross liability endorsement, and shall contain a severability clause. Each insurance policy shall provide that a thirty (30) day notice of cancellation and of any material modification of coverage shall be given to all named insureds. The insurance coverage required under this Section may be carried under a blanket policy insuring other locations, provided that the Premises covered by this Lease are specifically identified as included under that policy. Tenant agrees that upon the failure to insure as provided in this Lease, or to pay the premiums in the insurance, Landlord may contract for the insurance and pay the premiums, and all sums expended by Landlord for the insurance shall be considered additional rent under this Lease and shall be immediately repayable by Tenant.

(d) At all times during the Term and any extensions or renewals, Tenant agrees to keep and maintain, or cause Tenant's agents, subtenants, contractors, or subcontractors to keep and maintain, workmen's compensation insurance and other forms of insurance as may from time to time be required by law or may otherwise be necessary to protect Landlord and the Premises from claims of any person who may at any time work on the Premises, whether as a servant, agent, or employee of Tenant or otherwise. This insurance shall be maintained at the expense of Tenant or Tenant's agents, subtenants, contractors, or subcontractors and not at the expense of Landlord.

(e) Landlord agrees that it will tender and turn over to Tenant or to Tenant's insurers the defense of any claims, demands, or suits instituted, made, or brought against Landlord or against Landlord and Tenant jointly, within the scope of this Section 15. However, Landlord shall have the right to approve the selection of legal counsel, to the extent that selection is within Tenant's control, which approval shall not be unreasonably withheld or delayed.

(f) The parties hereto release each other, and their respective agents and employees, from any liability for injury to any person or damage to property that is caused by or results from any risk insured against under any valid and collectible insurance policy carried by either of the parties which contains a waiver of subrogation by the insurer and is in force at the time of such injury or damage. However, neither party shall be released from any such liability to the extent any damages resulting from such injury or damage are not covered by the recovery obtained by the damaged party from such insurance. This release shall be in effect only so long as the applicable insurance policy contains a clause to the effect that this release shall not affect the right of the insured to recover under such policy. Each party shall cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party and its agents and employees in connection with any injury or damage covered by such policy.

Section 16. Trade Fixtures.

(a) Tenant shall have the right, at any time and from time to time during the Term and any renewals or extensions, at Tenant's sole cost and expense, to install and affix on the Premises items for use in Tenant's trade or business, which Tenant, in Tenant's sole discretion, deems advisable (collectively, Trade Fixtures). Trade Fixtures installed in the Premises by Tenant shall always remain the property of Tenant and may be removed at the expiration of the Term or any extension, provided that any damage to the Premises caused by the removal of the Trade Fixtures shall be repaired by Tenant, and further provided that Landlord shall have the right to keep any Trade Fixtures or to require Tenant to remove any Trade Fixtures that Tenant might otherwise elect to abandon. Tenant shall not in any case remove as Trade Fixtures or otherwise, any equipment which includes any integral portion of the Building mechanical, electrical or plumbing systems.

(b) Any Trade Fixtures that are not removed from the Premises by Tenant within thirty (30) days after the Termination Date shall be deemed abandoned by Tenant and shall automatically become the property of Landlord as owner of the real property to which they are affixed.

Section 17. Communications Cables.

Regardless of any provisions of this Lease to the contrary, Landlord and Tenant agree as follows:

(a) Cabling and Equipment. Tenant will be responsible, at Tenant's sole cost, for the installation, maintenance, and repair of all telecommunication cabling, wiring, and risers running throughout the Premises, together with all of Tenant's telephones, telecopiers, computers, telephone switching, telephone panels, and related equipment. Tenant agrees to install, maintain, and repair the telecommunication cabling, wiring, and risers running throughout the Premises in a good and proper manner.

(b) Right of Entry. In addition to Landlord's other rights of entry under this Lease, Landlord may enter the Premises after advance reasonable notice to inspect the telecommunication cabling, wiring, and risers to assure that the installation, maintenance, and repair are being performed in a good and proper manner.

(c) Designated Provider. Tenant has informed Landlord that Tenant plans to utilize its own personnel in the installation, maintenance, and repair of the telecommunication cabling, wiring, and risers within the Premises. Tenant represents, warrants, and covenants that such personnel are and at all times shall be qualified to conduct such installation, maintenance, and repair of the telecommunication cabling, wiring, and risers. In the event that Landlord in its reasonable opinion determines that the installation, maintenance, and repair of the telecommunication cabling, wiring, and risers by Tenant's personnel creates a significant risk of adversely effecting the telecommunication cabling, wiring, and risers running through the portion of the Building not occupied by Tenant, Landlord may require and Tenant agrees to have the installation, maintenance, and repair of the telecommunication cabling, wiring, and risers done by an independent contractor approved by Landlord.

(d) Indemnity. Tenant agrees to indemnify, release, defend, and hold Landlord harmless against any damages, claims, or other liability resulting from Tenant's installation, repair, or maintenance of the telecommunication cabling, wiring, and risers, including, but not limited to, the costs of repair.

(e) Release. Tenant releases Landlord from all losses, claims, injuries, damages, or other liability, including, but not limited to, consequential damages, whether to persons or property and no matter how caused, in any way connected with the interruption of telecommunications services due to the failure of any telecommunications cabling, wiring, or risers. Tenant expressly waives the right to claim that any interruption constitutes grounds for a claim of abatement of rent, of constructive eviction, or for termination of the Lease.

Section 18. Signs.

Tenant shall comply with any criteria as to signs in both applicable ordinances and in any covenants, conditions, and restrictions recorded prior to the date of this Lease. Subject thereto, Tenant may erect and maintain on the Premises and the Building a sign advertising Tenant's logo, subject to Landlord's reasonable approval, and Tenant shall have the shared right of identification on the project directory, both as a Tenant Cost (as defined in Exhibit C), and utilizing no more than the available Building signage under local ordinances. Furthermore, Tenant shall not place any decoration, lettering, or advertising matter on the glass of any exterior window of the Premises without the prior written approval of Landlord, which approval shall not be unreasonably withheld. If Tenant maintains any sign, awning, canopy, marquee, decoration, or advertising matter in accordance with the terms of this Section, Tenant shall maintain it in good appearance and repair at all times during this Lease. At the Termination Date, any of the items mentioned in this Section that are not removed from the Premises by Tenant may, without damage or liability, be removed and destroyed by Landlord and Tenant shall be liable to Landlord for the cost of such removal and destruction.

Section 19. Damage and Destruction.

(a) If, during the Term, the Premises or other improvements located thereon or therein are damaged or destroyed, whether partially or entirely, from any insured casualty, Landlord shall, within one hundred twenty (120) days after the discovery of such damage or destruction, commence to restore the Premises to substantially the same condition as prior to such casualty and, subject to the availability of necessary governmental permits to complete such restoration, prosecute same to diligent completion within two hundred seventy (270) days after Landlord commences to restore the Premises. Landlord's obligation shall not include repair or replacement of Tenant's equipment, furnishings, fixtures, personal property or nonstandard tenant improvements. Damage to or destruction of any portion of the building, fixtures, or other improvements on the Premises by fire, the elements, or any other cause shall not terminate this Lease or entitle Tenant to surrender the Premises or otherwise affect the respective obligations of the parties, any present or future law to the contrary notwithstanding. If the existing laws do not permit the Premises to be restored to substantially the same condition as they were in immediately before such casualty and Landlord will be unable to get a variance to such laws to permit the commencement of restoration of the Premises within the 120 day period, then Landlord shall so advise Tenant of such fact within forty-five (45) days of Landlord's discovery of the damage or destruction, and thereafter either party may terminate this Lease by giving written notice to the other party within thirty (30) days after the delivery of such notice, in which event this Lease shall terminate as of the date of such termination notice. Notwithstanding the foregoing, in the event that Landlord decides under this Section 19(a) or under
Section 19(b) within forty-five (45) days following the discovery of such damage or destruction, to demolish the Premises rather than rebuild it, Landlord shall notify Tenant in writing within such 45-day period of such election, in which event the Lease will terminate as of the date of such notice to Tenant. In the event Landlord fails to complete restoration of the Premises as provided in Sections 19(a) or 19(b) within the 270 day period specified, Tenant may terminate this Lease by giving written notice to the Landlord within thirty (30) days after the expiration of such 270 day period, in which event this Lease shall terminate as of the date of such notice.

(b) If the Premises are damaged or destroyed in whole or in part by any uninsured or under insured casualty, Landlord may within one hundred twenty
(120) days following the date of discovery of damage: (i) commence to restore the Premises to substantially the same condition as they were in immediately before the destruction and, subject to the availability of necessary governmental permits to complete such restoration, prosecute the same diligently to completion within two hundred seventy (270) days after Landlord commences to restore the Premise, in which event this Lease shall continue in full force and effect; or (ii) within forty-five (45) days following the discovery of such damage or destruction, Landlord may elect not to so restore the Premises. In either event, Landlord shall give Tenant written notice of its intention within forty-five (45) days following such casualty.

(c) If any casualty occurs to the Premises during the last six (6) months of the initial Term or within the last six (6) months of any extension thereof so that Tenant's use or occupancy of the Premises is materially impaired, either party shall have the right to terminate this Lease within thirty (30) days following such casualty.

(d) In the event that a casualty not caused by Tenant or any of Tenant's employees, agents, contractors, officers, directors, invitees, or licensees, results in the material impairment of Tenant's use or occupancy of the Premises and this Lease is not terminated in accordance with the terms of this Section 19, the Monthly Rent otherwise payable by Tenant shall be abated from the date of such casualty until the Premises are substantially completed, based on the extent to which Tenant's use or occupancy of the Premises is materially impaired by such casualty. Except for the abatement of Monthly Rent, all other obligations of Tenant under this Lease shall remain in full force and effect and Tenant shall have no claim against Landlord for any loss suffered by Tenant due to such casualty or any restoration or repair work undertaken as herein provided.

(e) The provisions of California Civil Code 1932(2) and 1933(4), and any similar or successor statutes are hereby waived by Tenant and shall be inapplicable with respect to any damage or destruction of the Premises, such sections providing that a lease terminates on the destruction of the Premises unless otherwise agreed between the parties to the contrary. The foregoing notwithstanding, any rights of Landlord's lender having a first lien on the Premises to any insurance proceeds referenced above shall supercede the use of such proceeds and Landlord's repair obligations as set forth in this Section 19.

Section 20. Condemnation.

(a) If, during the Term or any renewal or extension, the whole of the Premises shall be taken pursuant to any condemnation proceeding, this Lease shall terminate as of 12:01 a.m. of the date that actual physical possession of the Premises is taken, and after that, both Landlord and Tenant shall be released from all obligations under this Lease.

(b) If, during the Term or any renewal or extension, only a part of the Premises is taken pursuant to any condemnation proceeding and the remaining portion is not suitable or adequate for the purposes for which Tenant was using the Premises prior to the taking, or if the Premises should become unsuitable or inadequate for those purposes by reason of the taking of any other property adjacent to or over the Premises pursuant to any condemnation proceeding, or if by reason of any law or ordinance the use of the Premises for the purposes specified in this Lease shall become unlawful, then and after the taking or after the occurrence of other described events, Tenant shall have the option to terminate, and the option can be exercised only after the taking or after the occurrence of other described events by Tenant giving ten (10) days' written notice to Landlord, and Monthly Rent shall be paid only to the time when Tenant surrenders possession of the Premises. Without limiting the generality of the previous provision, it is agreed that in the event of a partial taking of the Premises pursuant to any condemnation proceeding, if the number of square feet of floor area in the portion remaining after the taking is less than fifty percent (50%) of the number of square feet of floor area at the commencement of the Term, Tenant shall, after the taking, have the option to terminate this Lease on ten (10) days' written notice to Landlord, and Monthly Rent shall be paid only to the time when Tenant surrenders possession of the Premises.

(c) If only a part of the Premises is taken pursuant to any condemnation proceeding under circumstances that Tenant does not have the option to terminate this Lease as provided in this Section, or having the option to terminate, Tenant elects not to terminate, then Landlord shall at Landlord's expense promptly proceed to restore the remainder of the Premises to a self-contained architectural unit, and the Monthly Rent payable shall be reduced effective the date of the taking to an amount that shall be in the same proportion to Monthly Rent payable prior to the taking, as the number of square feet of floor area remaining after the taking bears to the number of square feet of floor area immediately prior to the taking.

(d) If the whole or any part of the Premises are taken pursuant to any condemnation proceeding, then Landlord shall be entitled to the entirety of any condemnation award except that portion specifically allocable by the condemning authority, if any, to (i) tenant Alterations installed and paid for by Tenant;
(ii) Tenant's furniture, fixtures, and equipment; or (iii) Tenant's moving or relocation costs. The foregoing notwithstanding, any rights of Landlord's lender having a first lien on the Premises to any condemnation award referenced above shall supercede the use of such proceeds and any rights to that award, if any, granted under this Section 20.

Section 21. Assignment and Subletting.

(a) Tenant shall not assign or hypothecate this Lease or any interest herein (by operation of law or otherwise), shall not sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant, shall not mortgage or encumber the Lease (or otherwise use the Lease as a security device) in any manner and shall not materially amend or modify an assignment, sublease, or other Transfer that has been previously approved by Landlord (each an Transfer) without the prior written consent of Landlord which shall not be unreasonably withheld or delayed. If Tenant is a corporation, a partnership, or a limited liability company, the transfer (as a consequence of a single transaction or any number of separate transactions) of fifty percent (50%) or more of the beneficial ownership interest of the voting stock of Tenant issued and outstanding as of the date hereof or partnership interests in Tenant, or ownership interests in Tenant, as the case may be, shall constitute a Transfer hereunder for which such consent is required. Any of the foregoing acts without such consent shall be void, and, at the option of Landlord, shall terminate this Lease. Notwithstanding anything to the contrary contained in this Section, provided the use of the Premises does not change and Tenant fully complies with the remaining provisions of this Section, including but not limited to subsection (f) below, Tenant may Transfer this Lease without first obtaining Landlord's consent (a Permitted Transfer) to a corporation, limited liability company, or other entity which results from a merger, consolidation, reorganization, or asset sale with Tenant in which the surviving entity (A) acquires substantially all of the assets of Tenant as a going concern, (B) assumed, or is deemed by law to be liable for, all of the liabilities of Tenant, and (C) has after such merger, consolidation, reorganization, or asset sale a net worth not less than the greater of Tenant's net worth as of the date of this Lease or Tenant's net worth immediately preceding such merger, consolidation, or other reorganization.

(b) In the event that Tenant should desire to Transfer this Lease, Tenant shall provide Landlord with written notice of such desire at least forty-five (45) days in advance of the effective date of such Transfer. Such notice shall include (i) the name and legal composition of the proposed sublessee or assignee; (ii) the nature of business to be conducted by the proposed sublessee or assignee in the Premises; (iii) the terms and conditions of the proposed Transfer; (iv) a current financial statement of the proposed sublessee or assignee, financial statements of proposed sublessee or assignee coveting the preceding three (3) years, if they exist, and, if available, an audited financial statement of the proposed sublessee or assignee for a period ending not more than one (1) year prior to the proposed effective date of the Transfer, all of which are to be prepared in accordance with generally accepted accounting principles; (v) a statement of all consideration to be given on account of the Transfer; (vi) any other reasonable information that Landlord requests reasonably required to evaluate the ability of the transferee to comply with the terms this Lease; and a processing fee of Five Hundred Dollars ($500). At any time within thirty (30) days following receipt of Tenant's notice, Landlord may by written notice to Tenant elect to (i) in Landlord's sole and absolute discretion, if the requested Transfer is for fifty percent (50%) or more of the rentable square footage of the Premises for the majority of the remainder of the Lease Term, terminate this Lease as to the space affected as of the effective date of the proposed Transfer; (ii) consent to the proposed subletting of the Premises or assignment of this Lease; or (iii) disapprove of the proposed Transfer. In the event Landlord elects to terminate this Lease as to the space affected, Landlord and Tenant shall enter into an amendment of this Lease reflecting the reduction in Premises and which proportionately reduces the Monthly Rent, Additional Rent, Security Deposit, Letter of Credit amount, Parking spaces and any other right or obligation hereunder affected by the reduction in square footage of the Premises. If Landlord does not elect to terminate this Lease, however, Landlord shall not unreasonably withhold its consent to a proposed Transfer if Tenant is not in default under this Lease at the time Tenant requests such consent. Without limiting other situations in which it may be reasonable for Landlord to withhold its consent to any proposed assignment or sublease, Landlord and Tenant agree that it shall be reasonable for Landlord to withhold its consent in any one or more of the following situations: (i) if, in Landlord's reasonable judgment, the net worth of the proposed subtenant or assignee is insufficient to adequately perform the financial obligations of Tenant under this Lease; (ii) in Landlord's reasonable judgment, the business history and reputation in the community of the proposed subtenant or assignee does not meet the standards applied by Landlord; (iii) provided Landlord is offering relatively equivalent space elsewhere in the Building or in the buildings located on Landlord's property contiguous to the Property and either, the proposed subtenant or assignee shall be a then existing tenant of Landlord in the Building or in buildings on Landlord's property contiguous to the Property, or a prospective tenant of Landlord with whom Landlord has received or delivered a written proposal within the last three (3) months; (iv) the use proposed by the proposed subtenant or assignee will violate any lease or agreement to which Landlord is a party or introduce undesirable Hazardous Materials to the Property; (v) the proposed subtenant or assignee does not meet the qualifications applied by Landlord' s lender having a first lien on the Premises; (vi) or the proposed subtenant or assignee is a governmental agency, maintains the power of eminent domain or is exempt from the payment of ad valorem or other taxes which would prohibit Landlord form collecting any amounts otherwise payable under this Lease; (vi) the Guarantor (if any) refuses to affirm the Guaranty for the tenancy of the proposed subtenant or assignee. In any event, Landlord shall be entitled to exercise its right of termination in lieu of consenting to a transfer, as set forth above.

(c) Landlord and Tenant agree that fifty percent (50%) of any rent or other consideration received or to be received by or on behalf of or for the benefit of Tenant as a result of any Transfer, in excess of the aggregate of (i) the Monthly Rent which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease) (ii) the unamortized portion of any leasing commissions paid by Tenant in connection with the entry by it into the Transfer prorated and amortized over the remaining months of the Lease Term and (iii) the unamortized portion of any Tenant Cost over the Allowance for construction of the Improvements prorated and amortized over. the remaining months of the Term, shall be payable to Landlord as additional rent under this Lease without affecting or reducing any other obligation of Tenant hereunder. Landlord's share of such excess rent or other consideration shall be paid monthly by the subtenant or assignee directly to Landlord at the same time as such rent or other consideration is payable to Tenant.

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

(d) Regardless of Landlord's consent, no Transfer shall release Tenant of Tenant's obligation or alter the primary liability of Tenant for rent and performance of all other obligations to be performed by Tenant hereunder. Acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent or further Transfers. In the event of default by any assignee or successor of Tenant in performing any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee or successor. Landlord may consent to subsequent Transfers of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease.

(e) Tenant shall pay to Landlord, as an additional rent, all out of pocket and actual costs and reasonable attorney fees incurred by Landlord (or imposed on Landlord by its lender having a first lien on the Premises) in connection with the evaluation, processing, or documentation of any requested Transfer, whether or not Landlord's consent is granted; provided that Tenant shall not be obligated to pay such costs and fees for any portion of the Premises recaptured by Landlord. Landlord's costs shall include the cost of any review or investigation performed by Landlord or on behalf of Landlord of: (i) any Hazardous Materials used, stored, released, or disposed of by the proposed subtenant or assignee, or (ii) violations of any Environmental Law by the Tenant or the proposed subtenant or assignee.

(f) In order for any Transfer to be binding on Landlord, including any Permitted Transfer, Tenant shall deliver to Landlord, promptly after execution thereof an executed copy of such sublease or assignment whereby the sublessee or assignee shall expressly assume the obligations of Tenant under this Lease. Any Transfer approved by Landlord shall not be effective until Tenant has delivered to Landlord an executed counterpart of the document evidencing the Transfer in form and substance reasonably satisfactory to Landlord.

(g) Any attempted Transfer without Landlord's consent shall constitute an Event of Default. Landlord's consent to any one Transfer shall not constitute a waiver of the provision of Section 21 as to any subsequent Transfer or a consent to any subsequent Transfer. Tenant hereby waives any right to terminate this Lease from the failure of Landlord to provide reasonable consent to any proposed subtenant or assignee under any applicable governmental laws, ordinances, statutes, orders, or regulations now or later in effect, waives any and all actual, consequential or punitive damages resulting from any such failure and agrees that Tenant's sole remedy in such event of such failure shall be the remedy of specific performance.

Section 22. Default.

Any of the following events or occurrences shall constitute a material breach of this Lease by Tenant and, after the expiration of any applicable grace period, shall constitute an event of default (each an Event of Default):

(a) The failure by Tenant to pay any amount in full when it is due under the Lease;

(b) The failure by Tenant to perform any obligation under this Lease, which by its nature Tenant has no capacity to cure;

(c) The failure by Tenant to perform any other obligation under this Lease, if the failure has continued for a period of ten (10) days after Landlord demands in writing that Tenant cure the failure. If, however, by its nature the failure cannot be cured within ten (10) days, Tenant may have a longer period as is necessary to cure the failure, but this is conditioned on Tenant's promptly commencing to cure within the ten (10) day period and thereafter completing the cure within sixty (60) days after Landlord demands in writing that Tenant cure the failure. Tenant shall indemnify and defend Landlord against any liability, claim, damage, loss, or penalty that may be threatened or may in fact arise from that failure during the period the failure is uncured;

(d) Any of the following: a general assignment by Tenant for the benefit of Tenant's creditors; any voluntary filing, petition, or application by Tenant under any law relating to insolvency or bankruptcy, whether for a declaration of bankruptcy, a reorganization, an arrangement, or otherwise; the abandonment, vacation, or surrender of the Premises by Tenant without Landlord's prior written consent; or the dispossession of Tenant from the Premises (other than by Landlord) by process of law or otherwise;

(e) Any of the following: the appointment of a trustee or receiver to take possession of all or substantially all of Tenant's assets or the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, unless the appointment or attachment, execution, or seizure is discharged within sixty (60) days; or the involuntary filing against Tenant, or any general partner of Tenant if Tenant is a partnership, of a petition to have Tenant, or any partner of Tenant if Tenant is a partnership, declared bankrupt or for reorganization or arrangement of Tenant under any law relating to insolvency or bankruptcy, unless the petition is dismissed within sixty (60) days; or

(f) Tenant's failure to timely provide a requested Estoppel Certificate pursuant to Section 27 or Subordination, Attornment and Non-Disturbance agreement under
Section 38.

Section 23. Remedies.

Upon the occurrence of an Event of Default, Landlord, in addition to any other rights or remedies available to Landlord at law or in equity, shall have the right to:

(a) Terminate this Lease and all rights of Tenant under this Lease by giving Tenant written notice that this Lease is terminated, in which case Landlord may recover from Tenant the aggregate sum of:

(i) the worth at the time of award of any unpaid rent that had been earned at the time of termination;
(ii) the worth at the time of award of the amount by which (A) the unpaid rent that would have been earned after termination until the time of the award exceeds (B) the amount of the rental loss, if any, as Tenant affirmatively proves could have been reasonably avoided;
(iii) the worth at the time of award of the amount by which (A) the unpaid rent for the balance of the term after the time of the award exceeds (B) the amount of rental loss, if any, as Tenant affirmatively proves could be reasonably avoided;
(iv) any other amount necessary to compensate Landlord for all the detriment caused by Tenant's failure to perform Tenant's obligations or that, in the ordinary course of things; would be likely to result from Tenant's failure, including, without limitation, the costs and expenses incurred by Landlord for:

(A) retaking possession of the Premises;

(B) cleaning and making repairs and alterations (including installation of standard leasehold improvements for the uses permitted under this Lease, whether or not the same shall be funded by a reduction of rent, direct payment, or otherwise) necessary to return the Premises to good condition and preparing the Premises for reletting, with any tenant improvements necessary to prepare the Premises for reletting being amortized over the life of such improvements and charged to Tenant based on the then remainder of the Term hereof;

(C) removing, transporting, and storing any of Tenant's property left at the Premises (although Landlord shall have no obligation to remove, transport, or store any of the said property);

(D) reletting the Premises, including, without limitation, brokerage commissions, advertising costs, and attorney fees;

(E) attorney fees, expert witness fees and court costs in terminating this Lease and enforcing Landlord's rights thereunder;

(F) any unamortized real estate brokerage commissions paid in connection with this Lease; and

(G) costs of carrying the Premises, such as repairs, maintenance, taxes, insurance premiums, utilities, and security precautions, if any; and

(v) all other amounts in addition to or in lieu of those previously set out as may be permitted from time to time by applicable California law.

As used in clauses (i) and (ii) of Section 23(a), the worth at the time of award is computed by allowing interest at the rate of ten percent (10%) per annum. As used in clause (iii) of Section 23(a), the worth at the time of award is computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). As used in this Section, the term rent shall include Monthly Rent and any other payments required by Tenant under this Lease.

(b) Continue this Lease pursuant to the remedy described in California Civil Code Section 1951.4 (Lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due if lessee has rights to sublet or assign subject only to reasonable limitations). In such event Landlord may without terminating this Lease,

(i) recover all rent and other amounts payable as they become due; or

(ii) relet the Premises or any part on behalf of Tenant on terms and at the rent that Landlord may deem advisable, all with the right to make alterations and repairs to the Premises, at Tenant's cost, and apply the proceeds of reletting to the rent and other amounts payable by Tenant. To the extent that the rent and other amounts payable by Tenant under this Lease exceed the amount of the proceeds from reletting, the Landlord may recover the excess from Tenant as and when due.

(c) Re-enter the Premises, with or without terminating this Lease, and to remove all persons and property from the Premises. Landlord may store the property removed from the Premises in a public warehouse or elsewhere at the expense and for the account of Tenant.

(d) None of the following remedial actions, alone or in combination, shall be construed as an election by Landlord to terminate this Lease unless Landlord has in fact given Tenant written notice that this Lease is terminated or unless a court of competent jurisdiction decrees termination of this Lease: any act by Landlord to maintain or preserve the Premises; any efforts by Landlord to relet the Premises; any re-entry, repossession, or reletting of the Premises; or any re-entry, repossession, or reletting of the Premises by Landlord pursuant to this Section. If Landlord takes any of the previous remedial actions without terminating this Lease, Landlord may nevertheless at any later time terminate this Lease by written notice to Tenant.

(e) If Landlord relets the Premises, Landlord shall apply the revenue from the reletting as follows: first, to the payment of any indebtedness other than rent due from Tenant to Landlord; second, to the payment of any cost of reletting, including, without limitation, finder's fees and leasing commissions; third, to the payment of the cost of any maintenance and repairs to the Premises; and fourth, to the payment of rent and other amounts due and unpaid under this Lease. Landlord shall hold and apply the residue, if any, to payment of future amounts payable under this Lease as the same may become due, and shall be entitled to retain the eventual balance with no liability to Tenant. If the revenue from reletting during any month, after application pursuant to the previous provisions, is less than the sum of (i) Landlord's expenditures for the Premises during that month and (ii) the amounts due from Tenant during that month, Tenant shall pay the deficiency to Landlord immediately upon demand.

(f) After the occurrence of an Event of Default, Landlord, in addition to or in lieu of exercising other remedies, may, but without any obligation to do so, cure the breach underlying the Event of Default for the account and at the expense of Tenant. However, Landlord shall by prior notice first allow Tenant a reasonable opportunity to cure, except in cases of emergency, where Landlord may proceed without prior notice to Tenant. Tenant shall, upon demand, immediately reimburse Landlord for all costs, including costs of settlements, defense, court costs, and attorney fees, that Landlord may incur in the course of any cure.

(g) No security or guaranty for the performance of Tenant's obligations that Landlord may now or later hold shall in any way constitute a bar or defense to any action initiated by Landlord for unlawful detainer or for the recovery of the Premises, for enforcement of any obligation of Tenant, or for the recovery of damages caused by a breach of this Lease by Tenant or by an Event of Default.

(h) Except where this is inconsistent with or contrary to any provisions of this Lease, no right or remedy conferred on or reserved to either party is intended to be exclusive of any other right or remedy, or any right or remedy given or now or later existing at law or in equity or by statute. Except to the extent that either party may have otherwise agreed in writing, no waiver by a party of any violation or nonperformance by the other party of any obligations, agreements, or covenants under this Lease shall be deemed to be a waiver of any subsequent violation or nonperformance of the same or any other covenant, agreement, or obligation, nor shall any forbearance by either party to exercise a remedy for any violation or nonperformance by the other party be deemed a waiver by that party of the rights or remedies with respect to that violation or nonperformance.

Section 24. Late Charge.

Tenant acknowledges that Tenant's failure to pay any installment of Rent, or any other amounts due under this Lease as and when due may cause Landlord to incur costs not contemplated by Landlord when entering into this Lease, the exact nature and amount of which would be extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises, extraordinary interest charges, penalties, collection costs, attorney and accountant fees, and the like. Accordingly, if any installment of Rent, or any other amount due under the Lease is not received by Landlord as and when due, then Tenant shall pay to Landlord an amount equal to five percent (5%) of the past due amount, which the parties agree represents a fair and reasonable estimate of the costs incurred by Landlord as a result of the late payment by Tenant (the Late Charge).

Section 25. Default Interest.

All Rent and other amounts payable by Tenant to Landlord hereunder, if not received by Landlord within thirty (30) days when and as due, shall bear interest from the due date until paid at the lesser of ten percent (10%) per annum or the highest rate allowed by law. Interest due pursuant to this Section shall be in addition to and not in lieu of late fees owing under Section 24 hereof. Acceptance of any late charge or interest payment shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease, at law, or in equity.

Section 26. Waiver.

Any express or implied waiver of a breach of any term of this Lease shall not constitute a waiver of any further breach of the same or other term of this Lease; and the acceptance of rent shall not constitute a waiver of any breach of any term of this Lease, except as to the payment of rent accepted.

Section 27. Estoppel Certificates.

At any time, with at least ten (10) business days' prior notice by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord a certificate, in the form prescribed by Landlord, certifying:

(a) the Commencement Date, the occupancy date, and the Term;
(b) the amount of the Monthly Rent;
(c) the dates to which rent and other charges have been paid;
(d) that this Lease is unmodified and in full force or, if there have been modifications, that this Lease is in full force, as modified, and stating the date and nature of each modification;
(e) that no notice has been received by Tenant of any default by Tenant that has not been cured, except, if any exist, those defaults shall be specified in the certificate, and Tenant shall certify that no event has occurred that, but for the expiration of the applicable time period or the giving of notice, or both, would constitute an Event of Default under this Lease (to the extent that none exist);
(f) that no default of Landlord is claimed by Tenant, except, if any, those defaults shall be specified in the certificate; and
(g) other matters as may be reasonably requested by Landlord.

Any certificate may be relied on by prospective purchasers, mortgagees, or beneficiaries under any deed of trust on the Premises or any part of it. Tenant's failure to execute and deliver a completed Estoppel Certificate within ten (10) business days of Landlord's request therefore shall constitute an Event of Default hereunder.

Section 28. Attorney Fees. If as a result of any breach or default or alleged breach or alleged default on the part of Tenant under this Lease, Landlord uses the services of an attorney in order to secure compliance with this Lease, Tenant shall reimburse Landlord upon demand as additional rent for any and all attorney fees and expenses incurred by Landlord, whether or not formal legal proceedings are instituted, unless such breach or default or alleged breach or alleged default results in a judgment in favor of Tenant. If any action at law or in equity or any other proceeding is brought to recover any rent or other sums under this Lease, or for or on account of any breach or alleged breach of or to enforce or interpret any of the covenants, terms, or conditions of this Lease, or for the recovery of the possession of the Premises, the prevailing party shall be entitled to recover from the other party as part of prevailing party's costs its actual attorney fees and other costs incurred in that action or proceeding, including, but not limited to, expert expenses, in addition to any other relief to which they may be entitled. The prevailing party shall include, without limitation, (a) a party who dismisses an action in exchange for sums allegedly due; (b) the party who receives performance from the other party of an alleged breach of covenant or a desired remedy where that is substantially equal to the relief sought in an action; or (c) the party determined to be the prevailing party by a court of law. In addition, if either party to this Lease becomes a party to or is involved in any way in any action concerning this Lease or the Premises by reason in whole or in part of any act, neglect, fault, or omission of any duty by the other party, its employees or contractors, the party subjected to said involvement shall be entitled to reimbursement for any and all reasonable attorney fees and costs.

Section 29. Security for Tenant's Performance.

(a) Security Deposit. Tenant agrees that, on or before the execution of this Lease, Tenant shall deposit with Landlord the amount of One Hundred Fifty Eight Thousand Five Hundred Sixty-one Dollars ($158,561), which amount shall be held by Landlord as security for the full and faithful performance of all of Tenant's covenants and obligations under this Lease (as the same may be further increased pursuant to Section 29(b) hereof), (the Security Deposit), it being expressly understood and agreed that the Security Deposit is not an advance rental deposit or a measure of the Landlord's damages in case of Tenant's default. Upon the occurrence of any default by Tenant hereunder, Landlord may (but shall not be required to), from time to time and without prejudice to any other remedy provided by this Lease or by law, use the Security Deposit to the extent necessary to make good any arrears of rent or other payments or liability caused by such default or to compensate Landlord for any other loss, damage, liability, or expense which Landlord may suffer by reason of Tenant's default. Tenant shall within ten (10) days after written demand therefor pay to Landlord the amount that was applied in order to restore the Security Deposit to the amount held by Landlord prior to the application (as such amount may be increased by Section 29(b) below). Tenant's failure to so restore the Security Deposit shall constitute an event of default under this Lease on the part of Tenant. Although the Security Deposit shall be deemed the property of Landlord, if Tenant fully and faithfully performs and observes every provision of this Lease to be performed and observed by Tenant, the Security Deposit, or any then unused balance thereof, shall be returned to Tenant (or at Landlord's option, to the last assignee of Tenant's interest hereunder) within thirty (30) days after the expiration of the Term and after Tenant has vacated and surrendered the Premises in accordance with the terms hereof. Tenant shall not have the right to apply this Security Deposit or any part thereof toward the payment of any Rent or sums due hereunder. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer the unused balance of said Deposit to Landlord's successor-in-interest whereupon Tenant hereby agrees to release Landlord from liability for the return of such Deposit provided such successor-in-interest agrees to return the Security Deposit to Tenant in accordance with the terms hereof. Landlord shall not be required to keep the Security Deposit separate from the general accounts of Landlord nor pay Tenant any interest thereon.

(b) Letter of Credit. Tenant agrees that, on or before the execution of this Lease, Tenant shall deposit with Landlord, and maintain throughout the Lease Term (except as provided below) a One Million Four Hundred Thousand Dollar ($1,400,000) irrevocable letter of credit in form and substance and issued by a bank reasonably acceptable to Landlord and Landlord's lender and naming Landlord (and, if required, Landlord's lender holding the first lien against the Property) as beneficiary (the "Letter of Credit"). The Letter of Credit will secure the full and faithful performance of each provision of this Lease to be performed by Tenant. If

Tenant fails to perform any of Tenant's obligations under this Lease, Landlord shall have the absolute right to draw down the full amount of the Letter of Credit on Landlord's sworn statement of any Tenant Event of Default. The draw down shall be added to and increase the amount of the Security Deposit retained by Landlord and thereafter required under Section 29(a) above. If Landlord does apply the Security Deposit, as increased by the Letter of Credit amount, Tenant must within ten (10) business days written demand replenish the Security Deposit to the combined sum of the amount of the Letter of Credit and the Security Deposit as required under 29(a). The face amount of the letter of credit may be reduced once in any calendar year by Three Hundred Fifty Thousand Dollars ($350,000) upon Tenant's written request, provided such request confirms to Landlord, with such evidence as Landlord may reasonably require, that: (i) The Letter of Credit is in full force and effect and has not been drawn upon by Landlord; (ii) No Event of Default has occurred under the Lease nor has there occurred any event or omission which with the passage of time would constitute an Event of Default; and (iii) that either (a) Tenant has experienced a minimum of two (2) consecutive quarters during the calendar year of the request in which the Net Income (defined herein) per quarter exceeds the annual rent due hereunder or (b) following the fourth anniversary of the Commencement Date, the request includes audited financials of Tenant certifying Tenant's average Cash balance for the proceeding fiscal quarter of no less than Twenty Million Dollars ($20,000,000). As used in this Section Net Income shall mean the gross revenues and income of Tenant, exclusive of any extraordinary gains or losses or any gains or losses from the sale or disposition of assets other than in the ordinary course of business, less the aggregate for Tenant during such period of: (a) operating expenses, (b) taxes, (c) depreciation and amortization of payments and (d) any other items that are treated as expenses under GAAP, all determined in accordance with GAAP consistently applied on a consolidated basis, after eliminating all inter-company items. As used in this Section, "Cash" shall mean Tenant's liquid cash assets as reduced by Tenant's short term credit obligations and determined in accordance with GAAP consistently applied.

Section 30. Authority. If Tenant is a corporation, trust, limited liability company, or general or limited partnership, all individuals executing this Lease on behalf of that entity represent that they are authorized to execute and deliver this Lease on behalf of that entity. If Tenant is a corporation, limited liability company, trust, or partnership, Tenant shall, prior to the execution of this Lease, deliver to Landlord evidence of that authority and evidence of due formation, all satisfactory to Landlord. If Tenant is a partnership, Tenant shall furnish Landlord with a copy of Tenant's partnership agreement and with a certificate from Tenant's attorney, stating that the partnership agreement constitutes a correct copy of the existing partnership agreement of Tenant. Tenant agrees that it shall in a timely manner obtain all corporate and other approvals necessary to allow it to execute this Lease and carry out Tenant's obligations hereunder. The individuals executing this Lease on behalf of Landlord represent that they are authorized to execute and deliver this Lease on behalf of Landlord.

Section 31. Notices. Except as otherwise expressly provided by law, all notices or other communications required or permitted by this Lease or by law to be served on or given to either party to this Lease by the other party shall be in writing and shall be deemed served when personally delivered to the party to whom they are directed, or in lieu of the personal service, three days following deposit in the United States Mail, certified or registered mail, return receipt requested, postage prepaid, addressed as set forth above in the Summary of Terms. Either party, Tenant or Landlord, may change the address for the purpose of this Section by giving written notice of the change to the other party in the manner provided in this Section.

Section 32. Heirs and Successors. This Lease shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of Landlord and Tenant.

Section 33. Partial Invalidity. Should any provision of this Lease be held by a court of competent jurisdiction to be either invalid or unenforceable, the remaining provisions of this Lease shall remain in effect, unimpaired by the holding.

Section 34. Entire Agreement. This instrument constitutes the sole agreement between Landlord and Tenant respecting the Premises, the leasing of the Premises to Tenant, and the specified lease term, and correctly sets forth the obligations of Landlord and Tenant. Any agreement or representations respecting the Premises or their leasing by Landlord to Tenant not expressly set forth in this instrument are void.

Section 35. Time of Essence. Time is of the essence in this Lease.

Section 36. Amounts Deemed Rent. All monetary obligations of Tenant to Landlord under the Lease, including, but not limited to, the Monthly Rent and any amounts deemed additional rent hereunder shall be deemed rent.

Section 37. Amendments. This Lease may be modified only in writing and only if signed by the parties at the time of the modification.

Section 38. Subordination, Nondisturbance and Attornment.

(a) This Lease and the rights of Tenant hereunder are subject and subordinate to any ground or underlying lease and the lien of the holder of or beneficiary under a mortgage or deed of trust which now or in the future encumbers the Premises and to any and all advances made thereunder, and interest thereon, and all modifications, renewals, supplements, consolidations, and replacements thereof. Upon execution of this Lease, as a pre-condition to Landlord's execution of this Lease, Tenant shall execute the Subordination, Attornment and Non-Disturbance Agreement in favor of Landlord's lender having a first lien on the Premises attached as Exhibit S. As a pre-condition, for the benefit of Tenant, to Landlord's delivery and the effectiveness of this Lease, Landlord shall cause the Subordination, Attornment and Non-Disturbance Agreement attached as Exhibit S to be executed by Landlord's lender named therein.

(b) Tenant agrees that any ground or underlying lessor or lender may at its option, unilaterally elect to subordinate in whole or in part, such ground or underlying lease or the lien of such mortgage or deed of trust to this Lease. With at least ten (10) business days' prior notice by Landlord Tenant agrees to execute, acknowledge, and deliver to Landlord upon demand any and all instruments required by Landlord or any such ground or underlying lessor or lender evidencing the subordination, attornment or priority of this Lease, as the case may be, provided such instrument contains the standard non-disturbance and attornment provisions acknowledging Tenant's interest in this Lease customarily provided by such lessor or lender. Tenant's failure to so execute, acknowledge, and deliver such instruments within ten (10) business days after written request therefor shall constitute an Event of Default hereunder.

(c) Tenant agrees that this Lease and the rights of Tenant hereunder shall be subject and subordinate to any agreement(s) placed upon the Property and the real property owned by Landlord and adjacent to the Property and any amendments, additions or supplements thereto, which provides for reciprocal easements and/or covenants, conditions and restrictions pertaining to the common areas located on the Property and the adjacent real property, which agreements shall not materially interfere with Tenant's rights under this Lease or with Tenant's access to the Premises (collectively "READ. If a conflict between any such REA and this Lease occurs, the provisions of the REA shall prevail provided that the REA is recorded in the Official Records of the County of San Mateo and is binding upon any such adjacent real property as well as the Property.

Section 39. Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of the Lease, or a termination by Landlord shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to a Landlord of any of the subtenancies.

Section 40. Right of Relocation. (Intentionally Deleted)

Section 41. Options To Extend Term.

(a) Tenant shall have two (2) options (the Extension Option(s)) to extend the Term for three (3) years each ("Option Period") for the entire Premises by giving Landlord prior written notice of Tenant's election to exercise this option not less than twelve (12) months before the expiration of the Term as the same may have been extended. However, if there exists an uncured default on Tenant's part either at the time of the exercise of any Extension Option or at the time that any Option Period would commence, Landlord may cancel Tenant's exercise of such Extension Option, in which case the Extension Option shall be of no further force or effect and all subsequent Extension Options shall be deemed canceled. Each Extension Option shall be on all the same terms of this Lease provided that the Monthly Rent for each such Option Period shall be increased in accordance with Section 42 of this Lease.

(b) The Extension Option is personal to the named tenant herein and any Transfer of such tenant's interest in the Lease (other than a Permitted Transfer), whether or not consented to by Landlord, shall cause such Extension Option to terminate and be of no further force or effect.

Section 42. Determination of Monthly Rent for Extension Option. For purposes of
Section 41 (a), Monthly Rent shall be determined as follows:

(a) Parties shall have until the later to occur of (i) thirty (30) days from the receipt by Landlord of Tenant's notice electing to exercise an Extension Option, or (ii) eleven (11) months prior to the expiration of the initial Lease Term (or an Option Period as the case may be) to agree on the Monthly Rent for the upcoming Option Period which shall in any case be no less than the previous Monthly Rental due for the last year of the expiring Lease Term (or Option Period as the case may be). If the parties agree on the Monthly Rent for the upcoming Option Period, by such date, they shall immediately execute an amendment to this Lease stating the Monthly Rent for the Option Period and memorializing the extension of the Term in accordance with Section 41 hereof.

(b) If the parties are unable to agree upon the Monthly Rent for either Option Period in accordance with Section 42(a), then within fourteen (14) days after the parties fail to agree on the Monthly Rent for that Option Period, each party at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least five (5) years full time MAI appraisal experience in San Mateo County, to determine the Monthly Rent for the Option Period, and shall deliver to said appraiser as well as the other party, such party's proposal for the Monthly Rent for the Option Period. If a party does not appoint an appraiser within said fourteen (14) day period and the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall determine the Monthly Rent for that Option Period. If an appraiser is appointed by each of the parties as provided in this section, they shall meet promptly and attempt to set the Monthly Rent for that Option Period, by agreeing on which party's proposal most closely reflects the Fair Market Rental Value of the Premises for the Option Period. If they are unable to agree within thirty (30) days after the second appraiser has been appointed, the two appraisers shall within ten (10) days following the end of such thirty-day period chose a third appraiser or if the two appraisers cannot agree on a third appraiser within such ten-day period, either of the parties to this Lease, by giving ten (10) days notice to the other party, can apply to the then Presiding Judge of the San Mateo County Superior Court for the appointment of a third appraiser who meets the qualifications stated in this section. The third appraiser, however, shall be a person who has not previously acted in any capacity for either party during the prior three years. Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall determine which party's proposal more closely reflects the Fair Market Rental Value of the Premises for that Option Period. The party whose proposal is not selected shall bear the cost of appointing the third appraiser together with such third appraiser's fee. As used herein, Fair Market Rental Value shall mean the then prevailing annual rental rate per square foot of rentable area for office space in comparable buildings and with comparable tenant improvements, and comparable amenities (including parking without charge), in the mid- San Francisco peninsula, San Marco County area, for the renewal of tenant designed premises which have been recently improved for tenant occupancy similar to the Premises, comparable in area and location to the space for which such rental rate is being determined (to the extent that quoted rental rates vary with regard to location), being leased for a duration comparable to the term for which such space is being leased and taking into consideration rental concessions and abatements, tenant improvement allowances, and renewal commissions, if any, being offered by Landlord, the present condition of the space, operating expenses and taxes, other adjustments to basic rent and other comparable factors to lease renewal, but excluding any adjustments for brokerage commissions, pre-occupancy construction period rent allowances, moving allowances or other concessions offered in the market for new space leases.

(c) After the appraisers determine which party's proposal more closely reflects the Fair Market Rental Value of the Premises for the Option Period, the appraisers shall immediately notify the parties and the parties of their findings and the parties shall immediately execute an amendment to this Lease stating the Monthly Rent for that Option Period, which in any case shall be no less than the previous Monthly Rental due for the last year of the expiring Lease Term, and which amendment shall memorialize the extension of the Term in accordance with Section 41 hereof.

Section 43. Improvements. Prior to the Commencement Date, Landlord shall provide to Tenant, at Landlord's cost, a completed building shell as more particularly shown in attached Exhibit C-1 (the "Base Building Improvements"). Pursuant to Exhibit C hereto, Landlord shall construct Tenant Improvements (as defined in Exhibit C) for the Premises at Tenant's cost which may be reimbursed by the Allowance (defined herein). Landlord shall contribute a tenant improvement allowance (the "Allowance") to construct such Tenant Improvements in the amount of $2,317,430 to be applied toward all expenses associated with the construction, space planning, engineering, construction drawings, construction management, signage and other necessary permits associated with the Tenant Improvements. Under no circumstances shall the Allowance be used for Tenant's due diligence review of the Premises (or this Lease) nor the design, acquisition or planning costs of Tenant's personal property, furniture, trade fixtures or equipment.

Section 44. Environmental Provisions.

(a) Definitions. As used in this Section, the following terms have the following definitions:

"Access Agreement" means that Access Agreement dated as of April 29, 1997 between R&H and Landlord, a copy of which is attached hereto as Exhibit I-2

"Agencies" means any federal, state, or local governmental authorities, agencies, or other administrative bodies with jurisdiction over Landlord, Tenant or the Premises or the Property.

"Costs" shall have the same definition as the word "Costs" as set forth in
Section 9.1 (a) of the R&H Indemnity (defined herein).

"Environmental Documents" means the studies, tests and reports listed in Exhibit I.

"Environmental Laws" means any federal, state, or local environmental, health, or safety-related laws, regulations, standards, court decisions, ordinances, roles, codes, orders, decrees, directives, guidelines, permits, or permit conditions, currently existing and as amended, enacted, issued, or adopted in the furore that are or become applicable to Tenant or the Premises.

"Existing Environmental Conditions" means the presence of Hazardous Materials at, on, in, under or from the Property (including in soil, surface, or groundwater) on or before the date on which this Lease is signed, including without limitation the conditions disclosed in the reports set forth in the Environmental Documents.

"Hazardous Materials" shall have the same definition as the word term "Hazardous Materials" as set forth in Section 9.1 (b) of the R&H Indemnity.

"Remediation Order" means California Regional Water Quality Control Board ("CRWQCB") Order No. 93-004 and any amendments thereto.

"Remediation Work" means all environmental activities necessary in order for R&H (or any other responsible party other than Tenant) to comply with the Remediation Order and any subsequent order of any governmental agency respecting the Existing Environmental Conditions which may include the removal of contaminated soil, groundwater and installation, operation, maintenance, repair, replacement and removal of wells, pumps, pipes, tanks and related facilities and equipment for testing and monitoring environmental contamination and effecting the correction, reduction or elimination of environmental contamination.

"R&H" means Rohm & Haas Company, prior owner of the Property and responsible party for the Remediation Work and R&H Indemnity.

"R&H Indemnity" means that certain assignable indemnification by R&H of Landlord with respect to Existing Environmental Conditions as set forth in Article IX of that certain Purchase and Sale Agreement executed between Landlord and R&H and dated February 10, 1997 (the "Purchase and Sale Agreement") a redacted copy of which is attached hereto and incorporated herein as Exhibit I-1. Landlord represents that, to the best of Landlord's knowledge, the R&H Indemnity is in full force and effect.

"Tenant's Parties" means Tenant's employees, agents, customers, visitors, invitees, licensees, contractors, designees, or subtenants.

(b) Disclosure, Remediation and Indemnification Regarding Existing Conditions.

     (i) Environmental Disclosure. In accordance with Section 25359.7 of the California Health and Safety Code, Landlord hereby gives notice to Tenant (i) that releases of Hazardous Materials have come to be located on or beneath the Property and (ii) of the matters set forth in the Environmental Documents.

     (ii) Ongoing Remediation. Tenant acknowledges that the Remediation Work is being conducted on the Property and Landlord represents, warrants, and agrees that the Remediation Work will be conducted at no direct cost to Tenant during the Lease Term, and that no part of the direct or indirect costs of such Remediation Work shall be reimbursed by Tenant to Landlord or any other person under this Lease or otherwise. All parties conducting the Remediation Work shall have the right to use the Property for the purposes of performing the Remediation Work pursuant to the terms and conditions of the Purchase and Sale Agreement and the Access Agreement until the Remediation Work has been completed. Tenant shall not interfere with the conduct of the Remediation Work in a manner that is contrary to the rights of R&H under the Purchase and Sale Agreement and the Access Agreement.

     (iii) Assignment of R&H Indemnification. Pursuant to Section 9.2(b) thereto, Landlord hereby irrevocably assigns to Tenant, without in any way limiting the indemnity as it applies to Landlord and the Landlord Indemnitees, on a non-exclusive basis to the fullest extent possible, all rights provided under the R&H Indemnity, it being the intention of the parties that Tenant shall have rights to enforce the R&H Indemnity obligations as if Tenant were a direct party to the R&H Indemnity, provided, however, that in no event shall Tenant have any direct or indirect obligation or responsibility arising under or with respect to the R&H Indemnity or any agreement of which it is a part or to which it relates.

     (iv) Asbestos. Landlord represents that to the best of Landlord's knowledge, there was no asbestos used in construction of the Base Building Improvements and if asbestos is discovered in the Base Building Improvements, absent any Alterations conducted by Tenant to introduce asbestos to the Building, Landlord will be responsible for its removal in accordance with applicable laws and regulations at Landlord's sole cost and expense

(c) Environmental Compliance.

(i) Tenant and Tenant's Parties will not, at any time during the Term, cause any Hazardous Materials to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed, or used on, under, or about the Premises, the Building, or the Project for any purpose, except as specifically approved in writing by Landlord ("Permitted Hazardous Materials"), as amended from time to time. A copy of the Permitted Hazardous Materials as of the date of this Lease is attached as Exhibit I-3. Any material change to the Permitted Hazardous Materials must be approved in advance in writing by Landlord, whose approval will not be unreasonably withheld, but may be conditioned upon Tenant providing additional security, guarantees, insurance, containment improvements and/or confirmation of the filing of any required or recommended permits or plans with applicable government authorities and compliance with any requirements contained therein. The foregoing notwithstanding, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials, (exclusive of the Prohibited Known Contaminants defined herein) which products are of a type customarily found in offices and houses (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover, and the like) on the Premises provided that Tenant shall handle, store, use and dispose of any such Hazardous Materials in a safe and lawful manner and shall not allow such Hazardous Materials to contaminate the Premises, the Building, the Property or the environment.

(ii) Tenant and Tenant's Parties will not, at any time during the Term, cause any Prohibited Known Contaminants listed in the Schedule of Prohibited Known Contaminants to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed, or used on, under, or about the Premises or the Property for any purpose. A copy of the Prohibited Known Contaminants is attached as Exhibit I-3.

(iii) No asbestos-containing materials will be manufactured or installed for any purposes on or as part of the Premises, whether as part of Tenant's or Tenant's Parties' business operations or as tenant improvements, unless specifically identified on Exhibit H and approved in advance in writing by Landlord, whose approval will not be unreasonably withheld.

(iv) Tenant shall not violate any Environmental Laws in Tenant's operation and maintenance of the Premises.

(v) Neither Tenant nor any of Tenant's Parties will install or use any underground storage tanks on the Premises.

(d) Landlord's Right of Entry and Testing. Landlord and Landlord's representatives have the right, but not the obligation, at any reasonable time, upon reasonable advance notice (which notice shall include the nature of the activities to be performed and the estimated cost thereof which may be the responsibility of Tenant as provided below), to enter onto and to inspect the Premises and to conduct reasonable testing, monitoring, sampling, digging, drilling, and analysis to determine if Hazardous Materials are present on, under, or about the Premises and to review and copy any documents, materials, data, inventories or notices or correspondence to or from private parties or governmental authorities directly related to the possible release of Hazardous Materials in, on or from the Premises (collectively, "Inspection"). If the Inspection indicates the presence of any environmental condition that occurred during the Term as a result of Tenant's or Tenant's Parties' activities in connection with the Premises, Tenant will reimburse Landlord for the cost of conducting the tests upon reasonably detailed and advance invoices. Landlord shall conduct all of Landlord's activities on the Premises in a manner designed to cause the least possible interruption to Tenant and Tenant's use of the Premises.

(e) Notification.

(i) To the extent Tenant has knowledge thereof, Tenant must give immediate written notice to Landlord of:

(A) any enforcement, remediation, or other regulatory action or order, taken or threatened, by any Agency regarding, or in connection with, the presence, release, or threat of release of any Hazardous Material on, under, about, or from the Premises resulting from Tenant's use of the Premises;

(B) all demands or claims made or threatened by any third party against Tenant or Tenant's Parties or the Premises relating to any liability, loss, damage, or injury resulting from the presence, release, or threat of release of any Hazardous Materials on, under, about, or from the Premises or otherwise resulting from Tenant's use of the Premises;

(C) any significant spill, release, or discharge of a Hazardous Material on, under, about, or from the Premises, including, without limitation, any spill, release, or discharge required to be reported to any Agency under applicable Environmental Laws; and

(D) all incidents or matters where Tenant and Tenant's Parties are required to give notice to any Agency pursuant to applicable Environmental Laws.

(F) copies of all Hazardous Materials Business Plans, Hazardous Waste Management Plans, Chemical Hygiene Plans and any and all other plans or reports, and any and all required periodic or special updates to such reports, which Tenant is required to file with governmental agencies regulating Tenant's use of Hazardous Materials on the Premises.

(ii) Tenant must promptly provide to Landlord copies of all materials, reports, technical data, Agency inspection reports, notices and correspondence, and other information or documents relating to incidents or matters subject to notification under Section 44(g)(i). Also, Tenant must promptly furnish to Landlord copies of all permits, approvals, and registrations Tenant receives or submits with respect to Tenant's operations on the Premises, including, without limitation, installation permits, and closure permits.

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

(f) Remediation.
(i) If any Hazardous Materials are released or found on, under, or about the Premises in violation of any Environmental Laws arising out of Tenant's or Tenant's Parties' activities, in connection with the Premises, Tenant must promptly take all actions, at Tenant's sole expense, necessary to investigate and remediate the release or presence of such Hazardous Materials on, under, or about the Premises in accordance with Environmental Laws and the requirements of all Agencies. However, unless an emergency situation exists that requires immediate action, Landlord's written approval of these actions will first be obtained, and the approval will not be unreasonably withheld. Landlord's right of prior approval of these actions includes, but is not limited to, the selection of any environmental consultant to perform work on or related to the Premises, the scope of work, and sampling activities to be performed by the consultant before the report is final. Tenant will provide Landlord with at least three (3) business days' advance notice of any sampling, and upon request of Landlord, will split samples with Landlord. Tenant will also promptly provide Landlord with the results of any test, investigation, or inquiry conducted by or on behalf of Tenant or Tenant's Parties in connection with the presence or suspected presence of Hazardous Materials on, under, about, or from the Premises. Tenant must notify Landlord in advance and give Landlord the right to participate in any oral or written communications with regulatory agencies concerning environmental conditions on or arising from the Premises. Landlord has the right, but not the obligation, to assume control of any required remediation on the Premises at Tenant's expense if Tenant fails to notify Landlord and obtain Landlord's approvals as required under Section 44(h). Upon Landlord's reasonable request following Tenant's completion of any remediation of the Premises, Tenant shall deliver to Landlord a letter from the applicable Agency stating that the remediation was undertaken in accordance with all applicable Environmental Laws and that any residual contamination remaining after the remediation does not pose a threat to human health or the environment.

(ii) If Tenant or Tenant's Parties have caused a release of Hazardous Materials that results in or threatens to result in Hazardous Materials becoming present on, under, or about the Premises, threatens public health or safety or the environment, or is in noncompliance with any applicable Environmental Laws or requirements of Section 44, Landlord may demand that Tenant promptly take action in accordance with Section 44(h)(i). If Tenant does not respond within forty-five (45) days (unless there is an emergency, in which case Tenant must respond as soon as practicable, but not less than three (3) days), Landlord has the right, but not the obligation, to enter onto the Premises and take all actions reasonably necessary to investigate and fully remediate the release or noncompliance at Tenant's sole expense (provided Tenant shall seek reimbursement under the R&H Indemnity or contribution from any other potentially responsible party) which sums will be immediately due and payable upon receipt of an invoice and will constitute additional rent under this Lease.

(g) Tenant's Indemnification of Landlord. Tenant will indemnify, protect, defend, and hold harmless Landlord and Landlord's partners, members, directors, officers, employees, shareholders, lenders, agents, contractors, and each of their respective successors and assigns (individually and collectively "Landlord Indemnitees") from all claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses, and expenses arising as a result of or in connection with Tenant's or Tenant's Parties' breach of any prohibition or provision of Section 44, or the presence of any Hazardous Materials on or under the Premises during the Term or any Hazardous Materials that migrate from the Premises to other properties, as a result of Tenant's or Tenant's Parties' activities on or in connection with the Premises. This obligation by Tenant to indemnify, protect, defend, and hold harmless Landlord Indemnitees includes, without limitation, costs and expenses incurred for or in connection with any investigation, cleanup, remediation, monitoring, removal, restoration, or closure work required by the Agencies because of any Hazardous Materials present on, under, or about the Premises as a result of Tenant's or Tenant's Parties' activities; the costs and expenses of restoring, replacing, or acquiring the equivalent of damaged natural resources if required under any Environmental Law; all foreseeable consequential damages; all reasonable damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises; all reasonable sums paid in settlement of claims; reasonable attorney fees; litigation, arbitration, and administrative proceeding costs; and reasonable expert, consultant, and laboratory fees. Neither the written consent of Landlord to the presence of Hazardous Materials on or under the Premises, nor the strict compliance by Tenant with all Environmental Laws, will excuse Tenant from the indemnification obligation. This indemnity will survive the expiration or termination of this Lease. Further, if Landlord detects a deficiency in Tenant's performance under this indemnity and Tenant fails to correct the deficiency within thirty (30) business days after receipt of written notice from Landlord, Landlord has the right to join and participate in any legal proceedings or actions affecting the Premises that are initiated in connection with any Environmental Laws. However, if the

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

correction of the deficiency takes longer than thirty (30) business days, Landlord may join and participate if Tenant fails to commence corrective action within the thirty (30) business day period and after that diligently proceeds to correct the deficiency.

Section 45. Publicity. Tenant on behalf of itself and its agents and representatives expressly agrees that it is not authorized to announce this Lease or the terms and conditions contained therein to any third party without the prior written consent of Landlord.

Section 46. Easements. Landlord reserves the right to grant easements, rights, and dedications that Landlord deems necessary or desirable, and to record parcel maps and restrictions, so long as these easements, rights, dedications, maps, and restrictions do not unreasonably interfere with Tenant's use or occupancy of the Premises. Tenant agrees to sign any of these documents immediately upon request of Landlord.

Section 47. Covenants and Conditions. Each term of this Lease performable by Tenant shall be deemed both a covenant and a condition.

Section 48. Recordation. Upon request, Tenant shall execute, acknowledge, and record a memorandum of this Lease in form and substance reasonably satisfactory to Landlord.

Section 49. Intentionally Deleted.

Section 50. Security Measures. Tenant acknowledges that Landlord shall have no obligation to provide any guard service or other security measures to the Premises, and Tenant assumes all responsibility for the protection of Tenant, Tenant's agents, subtenants, employees, invitees, and customers, and the property of Tenant and of Tenant's agents, subtenants, employees, invitees, and customers from acts of third parties.

Section 51. Brokers. Landlord and Tenant represent and warrants to each other that no real estate broker, agent, or finder negotiated or was instrumental in negotiating or representing Tenant in the negotiation of this Lease or the consummation hereof except for the Landlord's Broker and Tenant's Broker. Landlord shall be responsible for the payment of the commission or fee, if any, owed to Tenant's Broker pursuant to a separate fee agreement between Landlord's Broker and Tenant's Broker. Tenant shall pay the commission or fee of any broker, agent, or finder acting for Tenant or claiming any commissions or fees on the basis of contacts or dealings with Tenant other than Tenant's Broker and Tenant shall indemnify and hold Landlord harmless from and against any claims made by any such broker, agent, or finder of Tenant and any and all costs and damages suffered by Landlord as a consequence thereof, including without limitation attorney fees. Landlord shall indemnify and hold Tenant harmless from and against any claims made by any broker, agent, or finder acting for Landlord or claiming any commissions or fees on the basis of contacts or dealings solely with Landlord and any and all costs and damages suffered by Tenant as a consequence thereof, including without limitation attorney fees.

Section 52. Liability of Landlord.

(a) Limitation of Landlord Liability. Any liability of Landlord to Tenant under this Lease (including all persons and entities that comprise Landlord, and any successor landlord) and any recourse by Tenant against Landlord shall be limited to the equity interest of Landlord and Landlord's successors in interest in and to the Building and Property. On behalf of itself and all persons claiming by, through, or under Tenant, Tenant expressly waives and releases Landlord from any personal liability for breach of this Lease. Notwithstanding any other provision of this Lease, Landlord shall not be liable for any consequential damages of any kind (including lost economic opportunities, lost profits, lost proceeds and similar types of damages), nor shall Landlord be liable for loss of or damage to artwork, currency, jewelry, unique or valuable documents, securities, instruments, electronics or other valuables, or for other property not in the nature of ordinary fixtures, furnishings and equipment used in general administrative and office activities and functions, which may result from any default of the Lease by the Landlord or any action, omission, negligence or misconduct of the Landlord in connection with the Property. Whenever in this Lease Tenant (a) releases Landlord from any claim or liability, (b) waives or limits any right of Tenant to assert any claim against Landlord or to seek recourse against any property of landlord or (c) agrees to indemnify Landlord against any matters, the relevant release, waiver, limitation or indemnity shall run in favor of and apply to Landlord, its agents, its lenders, the constituent partners, members, shareholders or other owners of Landlord

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

or its agents, and the directors, officers, and employees of Landlord and its agents and each such constituent partner, member, shareholder or other owner.

(b) Sale by Landlord. In the event of a sale or conveyance of the Building by any owner of the reversion then constituting Landlord, provided such transferor effectively assumes the obligations of Landlord under this Lease, the transferor shall thereby be released from any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transferor is concerned, Tenant agrees to look solely to the successor in interest of such transferor in and to the Building and this Lease. Tenant agrees to attorn to the successor in interest of such transferor. If Tenant provides Landlord with security for Tenant's performance of its obligations hereunder, and Landlord transfers, or provides a credit with respect to, such security to the grantee or transferee, of Landlord's interest in the Property, Landlord shall be released from any further responsibility or liability for such security.

Section 53. Parking. Tenant shall have the right to the non-exclusive use of Two Hundred and one (201) parking spaces in the parking lot outside of the Building and located on the Property ("Parking Lot"). There shall be no parking rental charged Tenant during the Lease Term, nor any Option Period (except to the extent included in the calculation of Monthly Rent under Section 42). The use of such spaces shall be for the parking of motor vehicles used by Tenant, its officers, employees and customers only, and shall be subject to all reasonable, uniform and non-discriminatory applicable laws and the rules and regulations adopted by Landlord from time to time for the use of the Parking Lot. Parking spaces may not be assigned or transferred separate and apart from this Lease, and upon expiration or earlier termination of this Lease, Tenant's rights with respect to all leased parking spaces shall immediately terminate. Tenant and its agents, employees, contractors, invitees or licensees shall not unreasonably interfere with the rights of Landlord or others entitled to similar use of the Parking Lot. The Parking Lot shall be subject to the reasonable control and management of Landlord, who may, from time to time, establish, modify and enforce reasonable, uniform and non-discriminatory rules and regulations with respect thereto. Landlord reserves the right to change, reconfigure, or rearrange the parking areas to reconstruct or repair any portion thereof and to restrict the use of any parking areas and do such other acts in and to such areas as Landlord deems necessary or desirable without such actions being deemed an eviction of Tenant or a disturbance of Tenant's use of the Premise and without Landlord being deemed in default hereunder; provided that Landlord shall use commercially reasonable efforts to minimize (to the extent consistent with applicable laws) the extent and duration of any resulting interference with Tenant's parking rights. Landlord may in its sole discretion, convert the Parking Lot to a reserved and/or controlled Parking Lot, or operate the Parking Lot (or a portion thereof) as a tandem, attendant assisted and/or valet parking facility. If parking places are not assigned pursuant to the terms of this Lease, Landlord reserves the right at any time to assign parking spaces in a reasonable manner, and Tenant shall thereafter be responsible to insure that its employees park in the designed areas. Tenant shall, if requested by Landlord, comply with all reasonable parking practices and otherwise furnish Landlord with such information as Landlord reasonably requests. Landlord shall not be liable for any damage of any nature to, or any theft of, vehicles or contents thereof, in or about the Parking Lot. At Landlord's request, Tenant shall cause its employees and agents using Tenant's parking spaces to execute an agreement confirming the foregoing.

Section 54. Offer. Preparation of this Lease by Landlord or Landlord's agent and submission to Tenant shall not be deemed an offer to lease. This Lease shall become binding on Landlord and Tenant only when fully executed by Landlord and Tenant, and the Subordination, Attornment and Non-Disturbance Agreement attached as Exhibit S has been executed by Landlord's lender and delivered to Landlord, evidencing lender's consent to this Lease.

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

Section 55. Governing Law. This Lease shall be governed by and construed in accordance with California law.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

LANDLORD: Chestnut Bay, LLC, a California limited liability company



 /s/ Michael Newbro
------------------------------
Michael Newbro, President


TENANT: Kana Communications, a California corporation

 /s/ Mark Gainey
------------------------------
Mark Gainey, President

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